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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                   FORM 10-KSB

    MARK ONE
       |X|      ANNUAL REPORT UNDER SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    FOR THE FISCAL YEAR ENDED MARCH 31, 2001

                                       OR

       |_|      TRANSITION REPORT UNDER SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                FOR THE TRANSITION PERIOD FROM                TO

                         COMMISSION FILE NUMBER: 0-26202

                          GLOBAL CAPITAL PARTNERS INC.
                 (Name of small business issuer in its charter)

          DELAWARE                                       52-1807562
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

        6000 FAIRVIEW ROAD, SUITE 1410, CHARLOTTE, NORTH CAROLINA, 28210
               (Address of principal executive offices)         (Zip Code)

                                 (704) 643-8220
                           (Issuer's telephone number)

         SECURITIES REGISTERED UNDER SECTION 12(B) OF THE EXCHANGE ACT:
                                      None

         SECURITIES REGISTERED UNDER SECTION 12(G) OF THE EXCHANGE ACT:
                          Common Stock, $.05 par value

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No |_|

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. |_|

State issuer's revenues for its most recent fiscal year:  $20,229,000

The aggregate market value of the voting and non-voting stock held by non-affiliates of the issuer, based upon the closing sale price of common stock on June 25, 2001 as reported on the Nasdaq SmallCap Market, was approximately $6,888,600. The total number of shares of the issuer's common stock, $.05 par value, outstanding on June 25, 2001 was 13,778,133.

Transitional Small Business Disclosure Format:  Yes  |_|     No  |X|


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

                          GLOBAL CAPITAL PARTNERS INC.

                              INDEX TO FORM 10-KSB

                                     PART I

Item 1.    Description of Business.............................................1

Item 2.    Description of Property............................................12

Item 3.    Legal Proceedings..................................................13

Item 4.    Submission of Matters to a Vote of Security Holders................13

                                     PART II

Item 5.    Market for Common Equity and Related Stockholder Matters...........14

Item 6.    Management's Discussion and Analysis...............................16

Item 7.    Financial Statements...............................................20

Item 8.    Changes in and Disagreements with Accountants on Accounting and
              Financial Disclosure............................................44

                                    PART III

Item 9.    Directors and Executive Officers, Promoters and Control Persons;
              Compliance with Section 16(a) of the Exchange Act...............45

Item 10.   Executive Compensation.............................................47

Item 11    Security Ownership of Certain Beneficial Owners and Management.....49

Item 12.   Certain Relationships and Related Transactions.....................50

Item 13.   Exhibits and Reports on Form 8-K...................................50

Signatures....................................................................52

                                     PART I

ITEM 1.           DESCRIPTION OF BUSINESS

IMPORTANT TERMS

         We use the following terms of identification to simplify the presentation of information in this Report:

         "GCAP" refers to Global Capital Partners Inc. only. GCAP is our public parent company and the issuer of the publicly traded common stock covered hereby.

         "We," "us" or "our" refer collectively to GCAP and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This Report contains "forward-looking statements" within the meaning of the federal securities laws. These include statements about anticipated financial performance, future revenues or earnings, business prospects, projected ventures, new products, anticipated market performance and similar matters. The words "anticipate," "project," "plan," "intend," "estimate," "expect," "may," "believe" and similar words are intended to identify the statements that are forward-looking statements. A variety of factors could cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to:

         o    transaction volume in the securities markets;

         o    the volatility of the securities markets;

         o    fluctuations in interest rates;

         o changes in regulatory requirements which could affect the cost of doing business;

         o    general economic conditions;

         o changes in the rate of inflation and related impact on securities markets;

         o competition from existing financial institutions and other new participants in the securities markets;

         o legal developments affecting the litigation experience of the securities industry;

         o changes in federal and state tax laws which could affect the popularity of products sold by us; and

         o those risks and uncertainties set forth below under the heading "Risk Factors" beginning on page 6 and in our other filings with the SEC.

         Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we do not intend to update information contained in any of our forward-looking statements.

GENERAL

         We operate a diversified, investment banking and securities network. We currently own and/or operate the following companies:

         o Global Capital Securities Corporation, a full service investment banking and brokerage firm;

         o A majority interest in Sutton Online Inc., an online trading firm; and

         o A majority interest in MoneyZone.com, an Internet-based business which previously was engaged in facilitating commercial loans and other corporate finance activities.

         We are a Delaware corporation incorporated in 1993. Our principal executive offices are located at 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210, and our telephone number is (704) 643-8220.

BACKGROUND

         We commenced operations in 1993 with the goal of acquiring businesses in the Czech Republic in order to take advantage of the rapid growth in business opportunities arising from the privatization of the newly-democratized Czech Republic. From 1993 through 1996, we owned interests in a Czech hotel and a Czech department store chain.

         In 1996, we re-evaluated our business strategy and, after considering a variety of investment opportunities, acquired Eastbrokers Beteiligungs AG, an Austrian brokerage company with offices throughout Central and Eastern Europe. During 1998 and 1999, we modified our business strategy for Europe in response to an overall economic downturn that impacted much of Central and Eastern Europe. As a result, we reduced, closed or sold operations in various parts of Central and Eastern Europe. In June 2000, due to recurring net operating losses and persistent net cash flow deficits, we disposed of this business.

         In 1997, we expanded our brokerage operations in the United States through the acquisition of an existing New York based broker-dealer. In May 1998, we acquired a Denver based investment banking firm which we subsequently renamed Global Capital Securities Corporation. In November 1999, we acquired a New York based investment banking and brokerage firm which we subsequently renamed Global Capital Markets, LLC. During fiscal 2001, we combined the operations of Global Capital Securities and Global Capital Markets to form a single entity operating under the Global Capital Securities banner.

         In July 1999, we acquired approximately 48% of MoneyZone.com, an Internet-based business that facilitated corporate finance activities. We subsequently reduced our ownership of MoneyZone.com to approximately 30%. In January 2001, we acquired a convertible debenture and warrants of MoneyZone.com from a third party in exchange for our convertible debenture and warrants. In March 2001, we entered into an agreement with MoneyZone.com pursuant to which we agreed to convert the debenture into a reduced number of shares of MoneyZone.com common stock and to receive all of the assets of Moneyone.com in consideration for the remainder of the shares of common stock issuable upon full conversion of the debenture. In April 2001, this agreement was amended to provide that in lieu of all of the assets of MoneyZone.com, we would receive 100,000 shares of MoneyZone.com's Series A Preferred Stock in consideration for the remainder of the shares of MoneyZone.com common stock issuable upon full conversion of the debentures. As a result of our conversion of this debenture, we currently own approximately 78% of MoneyZone.com. MoneyZone.com has terminated its operations and we are currently exploring strategic alternatives for this business.

         In November 1999, we acquired 55% of Sutton Online, an online trading firm. In June 2001, we and the other stockholders of Sutton Online entered into an exchange agreement with Ikon Ventures, Inc., a publicly traded corporation with no current business operations, pursuant to which the stockholders of Sutton Online will exchange all of the outstanding shares of Sutton Online for shares of Ikon Ventures, Inc. As a result of this transaction, the stockholders of Sutton Online will own approximately 78% of Ikon Ventures. Among other things, the closing of this transaction is conditioned upon our sale of approximately 46% of Sutton Online to third parties prior to the share exchange. If these transactions are completed, we will own approximately 5% of Ikon Ventures after the exchange. The share exchange is expected to be completed in August 2001.

BUSINESS OPERATIONS

         GLOBAL CAPITAL SECURITIES CORPORATION. Global Capital Securities operates 16 retail brokerage offices in 14 cities across the United States. These offices include 6 company-owned branches and 10 franchise branches employing over 250 people, of which approximately 200 are registered representatives. Global Capital Securities is a registered broker-dealer with the SEC and is licensed in 50 states and the District of Columbia. It is also a member of the NASD and the SIPC. Customer accounts are insured to $100 million under the SIPC excess insurance program. Global Capital Securities operates pursuant to the exemptive provisions of SEC Rule 15c3-3(k)(2)(ii) and clears all transactions with and for customers on a fully disclosed basis. Since its inception, Global Capital Securities has participated in the underwriting and/or co-underwriting of over $500 million in initial and secondary equity and debt offerings for over 50 U.S. public companies.

         Global Capital Securities maintains its clearing arrangement with Fiserv Correspondent Services, Inc., a subsidiary of Fiserv, Inc. Fiserv Correspondent Services provides Global Capital Securities with back office support, transaction processing services on all the principal national securities exchanges and access to many other financial services and products. This arrangement enables Global Capital Securities to offer its clients a broad range of products and services that is typically only offered by firms that are larger and/or have a larger capital base.

         Global Capital Securities operates primarily as a full-service retail brokerage firm focusing on individual investors. It also maintains and conducts corporate finance, proprietary research and trading activities. Global Capital Securities provides its brokerage clients with a broad range of traditional investment products and services. Global Capital Securities also strives to distinguish itself with investors and corporate finance clients through its commitment to professional but personalized service. Its investment banking department's mission is to enhance and develop the capital structures of small to middle-market emerging growth companies through private placements, bridge financing and public offerings in order to enable the firm's corporate finance clients to capitalize on promising business opportunities, favorable market conditions and/or late stage product development. Global Capital Securities also participates in the public finance area with offerings of public and private debt securities. This activity is complemented by a bond trading department that focuses on government, municipal and corporation obligations.

         Global Capital Securities is continually seeking new opportunities to create additional revenue sources and cost savings. The potential result is increased internal growth, which complements external growth through acquisitions. Several initiatives that Global Capital Securities has undertaken in this regard follow:

         1. FIXED INCOME. In December 1998, Global Capital Securities added a fixed income department. This group is responsible for the underwriting, trading, retail distribution and research of government, municipal and corporate bonds. This group adds an additional potential profit center to the retail, corporate finance and equity trading divisions and also has created synergies with the other departments. As Global Capital Securities works to broaden the product base of its financial consultants and their customers, the fixed income department creates or locates new product through underwritings or independent research ideas. Additionally, the fixed income department allows Global Capital Securities' corporate finance department to capture business that would not have been previously available.

         2. ASSET ALLOCATION. Global Capital Securities has developed an in-house asset allocation program to augment the efforts of its financial consultants. This in-house system was developed utilizing industry software which, along with additional marketing materials, is customized for Global Capital Securities' use. This approach represents an investment strategy which is based on a Nobel Prize winning study called "Modem Portfolio Theory," the basis of which is that people can create "optimal"-risk-vs.-return portfolios by mixing varying amounts of different asset classes according to their correlation to one another. Many market studies suggest that asset allocation, rather than individual investment selection, accounts for over 90 percent of a typical portfolio's returns. Global Capital Securities concurs with this notion, and as a result, is educating its financial consultants to utilize the program. The results have been very favorable and Global Capital Securities has found this approach to be an effective tool for gathering more assets. Global Capital Securities believes that the new communication systems that are being implemented and which are expected to be available at the desk top level will enhance its financial consultants' ability to utilize the asset allocation model.

         3. MANAGED MONEY. In keeping with the changes in the securities industry, Global Capital Securities is actively entering the field of managed-money and wrap-fee compensation arrangements in place of the more traditional fee-per-transaction approaches. In short, the managed money approach charges the client a flat annual percentage of the money managed rather than a fee for each transaction. Many people believe that this approach better aligns the investment advisor's goals with that of the client. This approach requires some additional accounting and registration procedures, both of which have been implemented by Global Capital Securities and its applicable business partners. Global Capital Securities intends to hire additional financial consultants with managed money experience in addition to actively re-educating its existing financial consultants.

         4. RETAIL EXPANSION. Currently, Global Capital Securities is focusing on filling its existing offices in order to improve efficiencies. Due to recent severe correction in the over-the-counter U.S. equity markets, several competitors of Global Capital Securities have ceased business. As a result, numerous opportunities have arisen that may result in the expansion into several additional markets. Global Capital Securities is actively pursuing these opportunities to continue the expansion of its operations on a franchise basis.

         SUTTON ONLINE INC. Sutton Online is an online trading firm that offers trade executions, level II software and data, Internet service and training for online investors to individual investors, money managers and hedge funds. Sutton Online also provides brokerage firms the necessary tools to offer financial products via the Internet.

         We are currently in the process of disposing of a substantial portion of our interest in Sutton Online. If this transaction, along with the exchange of all of the outstanding shares of Sutton Online common stock for shares of Ikon Ventures common stock is completed, we will own approximately 5% of Ikon Ventures.

         MONEYZONE.COM. MoneyZone.com previously operated a website which provided five primary services to its customers: the ability to apply for a commercial loan from a network of more than 100 lenders; the ability to list a business for sale; the ability to post an equity funding request; search capabilities for professional service providers; and a business toolkit with resources for business owners.

In December 2000, MoneyZone.com announced that it terminated its operations and is currently exploring strategic alternatives for its business, including a sale or merger.

GOVERNMENT REGULATION

         Our business, and the securities industry in general, is subject to extensive regulation at both the federal and state level, as well as by the securities industry's self-regulatory organizations. The SEC is the agency primarily responsible for administration of U.S. federal securities laws.
Much of the regulation of broker-dealers, however, has been delegated by the SEC to self-regulatory organizations, primarily the NASD. The NASD has the authority to adopt rules (which are subject to approval by the SEC) for governing the industry and the NASD conducts periodic examinations to ensure compliance. The scope of broker-dealer operations of Global Capital Securities is subject to the terms of its Restriction Agreement with the NASD. In the event that Global Capital Securities violates the terms of its Restriction Agreement or NASD rules, its NASD membership can be suspended or revoked and the NASD may impose fines upon it or censure it. Broker-dealers are also subject to regulation by state securities commissions in the states in which they are registered. Global Capital Securities is registered in all 50 states. Global Capital Securities is also subject to the SEC's net capital rules, which require it to maintain prescribed levels of capital in order to conduct business. Global Capital Securities maintains its capital in excess of the required minimums.

         The SEC and other governmental authorities and self-regulatory organizations have the authority to institute administrative or judicial proceedings against any entity subject to their jurisdiction, and the officers and employees of any such entity. These proceedings may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the de-registration or suspension of a broker-dealer, investment adviser or futures commission merchant, the statutory disqualification of its officers or employees or other adverse consequences, and, even if none of such actions is taken, could have a material adverse effect on the entity's perceived creditworthiness, reputation and competitiveness. Customers of ours or others who allege that they have been damaged by our violation of applicable regulations also may seek to obtain compensation from us, including the reversal of any transactions with us.

COMPETITION

         We are engaged in a highly competitive business. Our competitors include an elite list of member organizations of the NYSE and other registered securities exchanges in North America. Nearly all of these entities have substantially greater financial resources, technical expertise and managerial capabilities than us. Discount brokerage firms affiliated with commercial banks and companies which provide electronic online trading provide additional competition. In many instances, we compete directly for customer funds with investment opportunities offered by real estate, insurance, banking and savings and loan industries. We compete principally on the basis of service, product selection, location and reputation.

EMPLOYEES

         As of June 25, 2001, we had approximately 265 full-time employees and five part-time employees. None of our employees are covered by collective bargaining agreements and we believe our relations with our employees, independent contractors and consultants are good.

RISK FACTORS

         WE FACE A VARIETY OF RISKS IN THE CONDUCT OF OUR BUSINESS, ANY OF WHICH COULD MATERIALLY AND ADVERSELY AFFECT US, OUR BUSINESS AND FINANCIAL PERFORMANCE. SOME OF THESE RISKS ARE SUMMARIZED BELOW. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE LIST OF ALL MATTERS THAT COULD ADVERSELY AFFECT US, AND THERE ARE MANY FACTORS BEYOND OUR CONTROL THAT AFFECT US, OUR BUSINESS AND FINANCIAL PERFORMANCE.

         THE VOLATILE NATURE OF THE SECURITIES BUSINESS COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE AS WELL AS OUR STOCK PRICE. The securities business is naturally subject to various risks, particularly in volatile or illiquid markets. Among the risks are potential losses resulting from the following activities:

         o    underwriting or owning securities;

         o    trading, arbitrage and merchant banking activities;

         o    failure by the other party to meet commitments;

         o    customer fraud and employee fraud;

         o    misconduct and errors;

         o    failures in connection with processing  securities  transactions;
              and

         o    litigation.


         Various factors affect a securities firm's business and profitability. These factors include the firm's credit capacity or perceived creditworthiness and competitive factors, including the ability to attract and retain highly skilled employees. These and other factors may contribute to reduced levels of new issuances of securities or merger, acquisition, restructuring and leveraged capital activities, including leveraged buyouts and high-yield financing. These factors may also reduce the level of participation in financing and investment related to these activities. This generally results in lower revenues from investment and merchant banking fees and from underwriting and corporate development investments. Reduced volume of securities transactions and reduced market liquidity generally result in lower revenues from dealer and trading activities and commissions.


         Lower price levels of securities may result in a reduced volume of transactions and in losses from declines in the market value of securities held in trading, investment and underwriting positions. Sudden sharp declines in market values of securities and the failure of companies issuing securities and parties on the other side of a transaction to perform their obligations can result in illiquid markets. In such markets, we may not be able to sell securities and may have difficulty covering our securities positions. Such markets, if prolonged, may also lower our revenues from investment banking, merchant banking and other investments, and could have a material adverse effect on our results of operations, financial condition and cash flows.


         Our principal business activities (investment banking, securities sales and trading and correspondent brokerage services) are naturally highly competitive and subject to various risks, volatile trading markets and fluctuations in the volume of market activity. Consequently, our income and revenues, as well as our stock price, have been, and may continue to be, subject to wide fluctuations. This reflects the impact of many factors that are beyond our control. These factors include:

         o    securities market conditions;

         o    the level and volatility of interest rates;

         o    competitive conditions; and

         o    the size and timing of transactions.

         Numerous other factors affect the securities business and the profitability of securities firms, including:

         o    economic and political conditions;

         o    broad trends in business and finance;

         o legislation and regulation affecting the business and financial communities;

         o    inflation;

         o    market conditions;

         o    the availability of short-term or long-term funding and capital;

         o    the  credit  capacity  or  perceived   creditworthiness   of  the
              securities industry in the marketplace; and

         o    the level and volatility of interest rates.


         WE HAVE SUFFERED OPERATING LOSSES AND CANNOT PREDICT WHETHER OUR FUTURE OPERATIONS WILL BE PROFITABLE OR THAT WE WILL HAVE AVAILABLE FUNDS ADEQUATE TO FUND OUR OPERATIONS. Since our formation, we have suffered substantial cash flow deficits and operating losses. We incurred a net loss of $43,890,000 for the fiscal year ended March 31, 2001 and our accumulated deficit as of March 31, 2001 was a negative $50,382,000. Our future operations may not be profitable and we may not have available funds adequate to fund our operations. Should our operations be profitable, it is likely that we would retain much or all of our earnings to finance future growth and expansion.

         IF OUR COMMON STOCK IS DELISTED FROM THE NASDAQ SMALLCAP MARKET, OUR STOCKHOLDERS MAY FACE DIFFICULTY SELLING OUR SECURITIES. Our common stock is currently listed on the Nasdaq SmallCap Market. In order to continue to be listed on the Nasdaq SmallCap Market, we must maintain certain minimum standards, including a minimum bid price of $1.00 per share and net tangible assets of at least $2 million. In April 2001, we received a notice from the Nasdaq Stock Market that our common stock no longer satisfied the $1.00 minimum bid price requirement and, as a result, was subject to delisting. We have called a special meeting of our stockholders to be held on July 2, 2001 to seek stockholder approval of an amendment to GCAP's certificate of incorporation to effect a reverse stock split of our common stock. The purpose of effecting the reverse split would be to increase the market price of our common stock to a level above the $1.00 minimum bid price requirement. We, however, may not be able to obtain stockholder approval of the reverse split, and even if we do, the market price prevailing after the reverse split may not be sufficient to satisfy the minimum price requirement. In addition, as of March 31, 2001, our net tangible assets were a negative $1.17 million. While we have recently completed certain actions, including raising approximately $1.85 million in net proceeds in a private placement, and are currently pursuing additional initiatives to return our net tangible assets to an amount above $2 million, we may not be able to increase the value of our net tangible assets to this level. Any failure to do so would also subject our common stock to delisting from Nasdaq. In the event that our common stock is delisted from the Nasdaq SmallCap Market, we would attempt to have our securities traded in the over-the-counter market via the

Electronic Bulletin Board or the "pink sheets." In such event, however, holders of our securities would likely encounter greater difficulty in disposing of their securities and/or obtaining accurate quotations as to the prices of their securities. This may adversely impact the market price for our common stock.

         IF OUR COMMON STOCK IS DELISTED FROM THE NASDAQ SMALLCAP MARKET, TRANSACTIONS INVOLVING THE SECURITIES WILL LIKELY BECOME SUBJECT TO PENNY STOCK RULES THAT IMPOSE ADDITIONAL SALES PRACTICE REQUIREMENTS ON BROKER-DEALERS WHO SELL SUCH SECURITIES TO PERSONS OTHER THAN ESTABLISHED CUSTOMERS AND ACCREDITED INVESTORS. The SEC has adopted regulations which generally define "penny stock" to include any equity security other than a security that is registered on a national securities exchange, authorized for quotation on Nasdaq or has a price of $5.00 or more per share, subject to certain exceptions. Since our common stock is currently listed on the Nasdaq SmallCap Market, we are exempt from the definition of penny stock at this time. If our common stock is delisted from the Nasdaq SmallCap Market, transactions involving the securities will likely become subject to penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities. For transactions subject to penny stock rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, the SEC mandates a risk disclosure document relating to the penny stock market which the broker-dealer must deliver prior to any transaction involving a penny stock, unless an exemption applies. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and disclose current quotations for the securities. If the broker-dealer is the sole market-maker, the broker-dealer must also disclose this fact as well as its presumed control over the market. Finally, broker-dealers must send monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities in the secondary market.

         WE COULD BE ADVERSELY AFFECTED BY THE SIGNIFICANT COMPETITION WITHIN THE SECURITIES INDUSTRY. We encounter significant competition in all aspects of the securities business and compete directly with other securities firms. Many of these competitors have greater capital, financial and other resources than we have. In addition to competition from firms currently in the securities business, there has been increasing competition from other sources, such as commercial banks and investment boutiques.

         This competition could also affect our ability to attract and retain highly skilled individuals to conduct our various businesses, which may have an adverse effect on our business. The principal competitive factors influencing our business are:

         o    our professional staff;

         o    our reputation in the marketplace;

         o    our existing client relationships;

         o    the ability to commit capital to client transactions; and

         o    our mix of market capabilities.

         The adequacy of our capital levels will also influence our ability to compete effectively in securities brokerage and investment banking activities. In addition, our ability to expand our business may depend on our ability to raise additional capital.

         OUR FAILURE TO COMPLY WITH THE EXTENSIVE REGULATION OF OUR BUSINESS COULD HAVE A MATERIAL ADVERSE EFFECTS UPON US. Our business (and the securities industry generally) is subject to extensive regulation. First, we are subject to regulation at both the federal and state levels in those states in which we do business. In addition, we are subject to regulation by industry self-regulatory organizations, which require strict compliance with their rules and regulations. Our failure to comply with any of these laws, rules or regulations could result in fines, suspension or expulsion, which could have a material adverse effect on us and could affect our stock price.

         Compliance with many of the regulations that apply to us involves a number of risks, particularly in areas where applicable regulations may be unclear. The SEC, other governmental regulatory authorities, including state securities regulators, and self regulatory organizations may institute administrative or judicial proceedings or arbitrations. These proceedings or arbitrations may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), issuance of cease-and-desist orders, de-registration of or suspension of a broker-dealer, investment adviser or futures commission merchant, statutory disqualification of our officers or employees or other adverse consequences. Moreover, even if no such actions are taken, there could be a material adverse effect on our perceived creditworthiness, reputation and competitiveness. Customers of ours or others who allege that our violation of applicable regulations have damaged them also may seek to obtain compensation from us, including unwinding any previously completed transactions with us. Such unwinding could have an adverse impact on our business.

         Other regulatory and legislative changes may adversely affect our manner of operation and profitability. These include:

          o additional legislation and regulations, including those relating to the activities of affiliates of broker-dealers;

          o changes in rules promulgated by the SEC, state governmental regulatory authorities and self regulatory organizations; and

          o changes in the interpretation or enforcement of existing laws and rules.

         Regulations may materially affect our business in two ways. First, regulations may directly apply to us in the conduct of our business. Second, laws, rules and regulations that apply generally to the securities industry as a whole may materially affect the market for our products and services. Some examples of factors that could affect the volume of our underwriting, merger and acquisition and merchant banking business are:

          o    existing and potential tax legislation;

          o antitrust policy and other governmental regulations and policies (including interest rate policies); and

          o changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities.

         VARIOUS MARKET, CREDIT AND LIQUIDITY RISKS ASSOCIATED WITH OUR UNDERWRITING AND TRADING ACTIVITIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. We conduct our underwriting, securities trading, market-making and arbitrage activities as principal and in doing so subject our capital to significant risks, including market, credit (including counterparty) and liquidity risks.

         Our underwriting, securities trading, market-making and arbitrage activities often involve the purchase, sale or short-sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity. From time to time, we may have large position concentrations in certain types of securities or commitments and in the securities of or commitments to a single issuer. Through our subsidiaries and affiliate offices, we engage in proprietary trading of securities with an emphasis on government and corporate bonds, local debt instruments and equity securities. These transactions involve risks associated with the political instability and relative currency values of the nations in which the issuer principally engages in business, including the risk of nationalization. Additionally, from time to time, we may have substantial position concentrations in high-yield issuers or commitments to high-yield issuers.

         These securities generally involve greater risk than investment-grade debt securities due to credit considerations, liquidity of secondary trading markets and vulnerability to general economic conditions. The level of our high-yield securities inventories and the impact of such activities upon our results of operations can fluctuate from period to period as a result of customer demands and economic and market considerations.

         For competitive and other reasons, the trend in all major capital markets toward larger commitments on the part of lead underwriters means that, from time to time, an underwriter may retain significant position concentrations in individual securities. Such concentrations increase our exposure to specific credit, market and political risks.

         We derive much of our revenue from commissions generated by our broker-dealers from retail brokerage transactions in equity and debt securities, underwriting activities and private placements. We believe that as the business of the broker-dealers develops, the broker-dealers will engage in securities trading for their own accounts. These activities may involve the purchase, sale or short-sale of securities as principal and may involve certain risks which may limit our ability to resell securities we purchased or to repurchase securities sold in such transactions. These risks include change in the market price of such securities and a decrease in the liquidity of markets. Principal and underwriting transactions also involve economic, political, credit, currency, interest rate and other related risks, any of which could result in an adverse change in the market price of the relevant securities.

         OUR MERCHANT BANKING ACTIVITIES ARE VERY CAPITAL INTENSIVE AND HAVE A POTENTIAL FOR LOSS WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS. Securities firms, such as us, increasingly promote major client transactions and transactions sponsored by the clients' own pools of capital by using their capital in a variety of investment activities that have been broadly described as "merchant banking." These activities include, among other things, purchasing equity or debt securities or making commitments to purchase such securities in various transactions. These include mergers, acquisitions and restructuring and leveraged capital transactions, including leveraged buyouts and high-yield financing.

         Such positions and commitments may involve substantial amounts of capital and significant exposure to any one issuer or business, as well as market, credit and liquidity risks. Purchasers of equity securities in these transactions generally hold them for appreciation, and the securities are not readily marketable and typically do not provide dividend income. Debt securities purchased in such transactions typically rank subordinate to bank debt of the issuer and may rank subordinate to other debt of the issuer.

         We also provide and arrange bridge financing. Bridge financing assures funding for major transactions, with the expectation that refinancing will be obtained through the placement of high-yield debt or other securities. Such activities may also involve substantial amounts of capital and significant exposure to any one issuer as well as various risks associated with credit conditions and vulnerability to general economic conditions.

         We can give no assurance that we will not experience significant losses as a result of any or all of these activities. Such losses may have an adverse effect on our business.

         OUR INABILITY TO RAISE ADDITIONAL REQUIRED CAPITAL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. We may need to raise additional funds to provide working capital or to respond to unforeseen needs or to take advantage of unanticipated opportunities. Over the longer term, it is likely that we will require substantial additional monies to continue to fund our working capital needs. These funds may not be available at the time or times needed, or available on acceptable terms. If adequate funds are not available on acceptable terms, we may not be able to take advantage of market opportunities, to develop new services or products or otherwise respond to competitive pressures. Such inability could have a material adverse effect on our business, financial condition, results of operations and cash flows.

         INADEQUATE FINANCING TO SUPPORT OUR BUSINESS COULD HAVE A MATERIAL ADVERSE EFFECT ON US. A substantial portion of our total assets consists of highly liquid marketable securities and short-term receivables arising from securities transactions. The highly liquid nature of these assets provides us with flexibility in financing and managing our business. However, certain of our activities, such as merchant banking, frequently involve substantial capital commitments in securities which are often illiquid. Such funds and capital include equity, long-term debt and short-term borrowings which consist of securities sold under agreements to repurchase, master notes and committed and uncommitted lines of credit.

         All repurchase transactions are made on a collateralized basis. This means that we have to pledge our assets in order to secure the funds involved in the repurchase transactions. Liquidity management includes monitoring assets available to pledge against short-term borrowing. We maintain borrowing relationships with a broad range of banks, financial institutions, counterparties and others. The volume of our borrowings generally fluctuates in response to changes in the amount of resale transactions outstanding, the level of our securities inventories and overall market conditions. Availability of financing can vary depending upon market conditions, the volume of certain trading activities, credit ratings, credit capacity and the overall availability of credit to the securities industry. Adequate financing to support our businesses may not continue to be available in the future.

         WE HAVE POTENTIAL SECURITIES LAWS LIABILITY EXPOSURE IN CONNECTION WITH OUR BUSINESS. Many aspects of our business involve substantial risks of liability. In recent years, litigation involving the securities industry has increased, including class actions that generally seek substantial damages. Companies engaged in the underwriting and distribution of securities are exposed to substantial liability under applicable securities laws.

         OUR ABILITY TO PAY DIVIDENDS, REPAY DEBT AND REDEEM OR REPURCHASE SHARES OF OUR OUTSTANDING CAPITAL STOCK COULD BE ADVERSELY AFFECTED BY POTENTIAL RESTRICTIONS RESULTING FROM NET CAPITAL REQUIREMENTS ON THE BUSINESS OF OUR REGULATED SUBSIDIARIES AND ON THE WITHDRAWAL OF CAPITAL. As a registered broker-dealer in the United States, we are required to comply with certain regulatory authorities and net capital rules. These rules specify minimum net capital requirements for registered broker-dealers and stock exchange members. They attempt to ensure that broker-dealers maintain adequate regulatory capital in relation to their liabilities and the size of their customer business. Accordingly, the rules require that at least a substantial portion of assets be kept in cash or highly liquid investments. Compliance with such net capital requirements could limit operations that require the intensive use of capital, such as underwriting and trading activities. These rules also could restrict our ability to withdraw capital from restricted accounts governed by regulatory restrictions, even in circumstances where these accounts hold more than the minimum amount of required capital. This, in turn, could prevent or limit our ability to pay dividends, repay debt and redeem or repurchase shares of our outstanding capital stock.

         THE ISSUANCE OF PREFERRED STOCK COULD MAKE A TAKEOVER OF US OR THE REMOVAL OF OUR MANAGEMENT MORE DIFFICULT. GCAP's board of directors is authorized to issue up to 10,000,000 shares of preferred stock without prior stockholder approval. The board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and all other rights, preferences and privileges with respect to any series of preferred stock that may be issued. The issuance of any series of preferred stock having rights superior to those of our common stock may result in a decrease in the value or market price of the common stock. The board of directors could use this as a means to prevent a change in control of us. Future issuances of preferred stock may provide for dividends, certain preferences in liquidation and conversion rights. Such preferred stock issuance could make the possible takeover of us, or the removal of our management more difficult. The issuance of such preferred stock could discourage hostile bids for control of us in which stockholders could receive premiums for their common stock, could adversely affect the voting and other rights of the holders of our common stock, or could depress the market price of our common stock.

ITEM 2.       DESCRIPTION OF PROPERTY

         We lease the various properties we occupy pursuant to leases that expire at various times through 2006. Our corporate headquarters are located in Charlotte, North Carolina. As of March 31, 2001, we also leased offices in the following locations:

         o        Englewood, Colorado;

         o        Denver, Colorado;

         o        Aspen, Colorado;

         o        Colorado Springs, Colorado;

         o        Phoenix, Arizona;

         o        Cherry Creek, Colorado;

         o        La Jolla, California;

         o        Boca Raton, Florida;

         o        Baltimore, Maryland;

         o        Sea Girt, New Jersey;

         o        Mellville, New York;

         o        Syossett, New York;

         o        Albuquerque, New Mexico;

         o        Charlotte, North Carolina;

         o        Settle, Washington; and

         o        Spokane, Washington.

         Our facilities are suitable for their respective uses and are adequate to support our current and anticipated future needs.

ITEM 3.       LEGAL PROCEEDINGS

         LEE SCHLESSMAN ET AL V. GLOBAL CAPITAL PARTNERS, INC. AND EBI SECURITIES CORPORATION, Denver County District Court, Colorado, Case No. 00 CV 1795. The plaintiffs commenced this action in April 2000, alleging that we unlawfully prepaid $1,350,000 of convertible secured promissory notes without affording the plaintiffs the right to convert the notes into common stock. The notes were issued in March 1999, and entitled the holders to convert at a price of $5.75. We filed a registration statement covering the conversion, which was declared effective in August 1999. In February 2000, we inquired as to whether the noteholders intended to convert. When it was learned that they were not intending to convert, we prepaid the notes pursuant to their terms, thereby extinguishing the conversion privilege. The noteholders sued both GCAP and Global Capital Securities, claiming that they have suffered damages as a result of not being entitled to convert and sell the common stock issued upon conversion. We filed a motion to compel arbitration, which was granted. As of the date of this Report, no arbitration claim has been made. We believe that we have meritorious defenses and intend to vigorously defend against the plaintiffs' claims.

         We are involved in a number of judicial, regulatory and arbitration proceedings (including those described above and actions that have been separately described in previous filings) concerning matters arising in connection with the conduct of our businesses. Some of the actions have been brought on behalf of various classes of claimants and seek damages of material and indeterminate amounts. We believe, based on currently available information and advice of counsel, that the results of such proceedings, in the aggregate, will not have a material adverse effect on our financial condition but might be material to operating results for any particular period, depending, in part, upon the operating results for such period.

ITEM 4.       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         No matter was submitted to a vote of our stockholders, through the solicitation of proxies or otherwise, during the fourth quarter of fiscal 2001.

                                     PART II

ITEM 5.       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is traded on the Nasdaq SmallCap Market under the symbol "GCAP". The following table sets forth the reported high and low bid quotations of our common stock for the periods indicated. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                       COMMON STOCK
                                           -------------------------------------
                                                  HIGH              LOW
                                           -------------------------------------

        FISCAL 2000 (ENDED MARCH 31, 2000)
        First Quarter                            $  9.38           $3.56
        Second Quarter                           $  4.75           $2.34
        Third Quarter                            $  6.34           $1.94
        Fourth Quarter                           $ 11.88           $3.81

        FISCAL 2001 (ENDED MARCH 31, 2001)
        First Quarter                            $  7.97           $3.31
        Second Quarter                           $  8.97           $5.56
        Third Quarter                            $  6.88           $0.69
        Fourth Quarter                           $  1.75           $0.50

         On June 25, 2001, the closing bid price of our common stock as reported on the Nasdaq SmallCap Market was $0.63 per share. On that date, there were approximately 130 holders of record of our common stock, including entities which hold stock in street name on behalf of other beneficial owners.

         We have not paid any cash dividends on our common stock to date, and do not anticipate declaring or paying any dividends in the foreseeable future. We anticipate that for the foreseeable future we will follow a policy of retaining earnings, if any, in order to finance the expansion and development of our business. Payment of dividends is within the discretion of our board of directors and will depend upon our earnings, capital requirements and operating and financial condition, among other factors.

         As of September 15, 2000, we entered into a Convertible Debenture Purchase and Exchange Agreement with MoneyZone.com and Cortlandt Investors LLC. Pursuant to the purchase agreement, MoneyZone.com received gross proceeds of $2,500,000 from the issuance of (i) a 6% convertible and exchangeable debenture in the principal amount of $2,500,000 and (ii) warrants exercisable to purchase an aggregate of 250,000 shares of MoneyZone.com's common stock to Cortlandt.

         Simultaneously with the execution of the purchase agreement, we and Cortlandt entered into a Securities Exchange Agreement. Pursuant to the exchange agreement, we granted Cortlandt the right, during the period commencing on January 16, 2001 and ending on March 15, 2001, to exchange any unconverted portion of Cortlandt's MoneyZone.com's debenture for our 5% convertible debenture in a principal amount equal to 120% of the then outstanding principal amount of the MoneyZone.com debenture and/or any unexercised portion of Cortlandt's MoneyZone.com warrants for warrants to purchase an aggregate of 50,000 shares of our common stock.

         On January 16, 2001, Cortlandt notified us of its intent to exercise its exchange right for the entire principal amount of the MoneyZone.com debenture and all of the MoneyZone.com warrants.

         Our 5% convertible debenture is due and payable on January 24, 2006 and may, at the option of the holder, be converted into shares of our common stock at a conversion price equal to the lesser of (i) $1.24, which was 110% of the average of the closing bid prices for our common stock for the five trading days immediately preceding the date Cortlandt exercised its exchange right or (ii) 85% of the average of the lowest three bid prices during the eighteen trading days prior to the date of conversion, subject to anti-dilution protection. Our warrants are exercisable at any time prior to January 24, 2006 at an exercise price of $5.50 per share, subject to anti-dilution adjustments.

         In December 2000, we sold a $300,000 convertible promissory note to Sabine Pass Capital. The note is convertible into shares of our common stock at an initial conversion price of $1.00 per share. In March 2001, we issued 20,000 shares of our common stock to Sabine Pass Capital in consideration for its agreement to extend the maturity date of the note.

         During the year ended March 31, 2001, we issued 212,500 shares of our common stock to certain individuals for services rendered and other compensation at prices ranging from $1.50 to $8.125 per share.

         In February 2001, we issued 110,000 shares of our common stock as payment for interest on notes at $1.50 per share. In addition, during that same month, we issued 450,000 shares of our common stock at market value to a related party.

         In March and April 2001, we sold an aggregate of $3,435,000 of our 12% convertible promissory notes in a private placement to accredited investors. The notes are convertible into shares of our common stock at an initial conversion price of $3.00 per share.

         We effected each of the foregoing issuances without registration under the Securities Act of 1933, as amended. In each case, we relied upon the exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated under the Securities Act.

ITEM 6.       MANAGEMENT'S DISCUSSION AND ANALYSIS

OVERVIEW

         At the beginning of our last fiscal year, April 1, 2000, we owned interests in the following five business:

         o 100% of Global Capital Securities Corporation, a broker-dealer based in Denver, Colorado;

         o 100% of Global Capital Markets, LLC, a broker-dealer based in New York, New York;

         o 30% of MoneyZone.com, a capital formation Internet portal based in Charlotte, North Carolina;

         o 55% of Sutton Online, Inc., an online trading operation based in New York; and

         o 96% of Eastbrokers Beteiligungs AG, a network of independent brokerage operations located in Central Europe, based in Vienna, Austria.


         In April 2000, the world financial markets began an unexpected and precipitous decline. As it became evident that this decline was other than temporary, we responded by analyzing the effectiveness of each of our operating units. Our first step was to identify our strongest and weakest operating units on the basis of cash flows and future potential. Based on these criteria, our European operations had become the weakest of our operating units due to recurring operating losses and persistent net cash flow deficits. In order to concentrate on the operating units that presented the greatest future potential to us and to our stockholders, we sold our European operations for $27.5 million, including $25.5 million in notes receivable.

         In May 2001, we hired a Swiss merchant bank to evaluate the potential value of the underlying assets to determine the appropriate carrying value of our notes receivable and to prepare for asset recovery in the event of a default by the purchasers. In June 2001, the purchasers defaulted on the notes receivable. The Swiss merchant bank is currently acting on our behalf to assume control of the underlying assets in an attempt to maximize the net realizable value on liquidation. Based on information we have received to date and due to the uncertainty surrounding the recoverable value of these notes receivable and the underlying assets, we have recorded a pre-tax, non-cash charge of $25.5 million to reflect what we believe is a significant impairment of the notes receivable and the underlying assets.

         In March 2001, we converted our investment in MoneyZone.com and increased our ownership position from 30% to 78%. Due to projected future cash flow deficits, we ceased the operations of this business and we are in the process of exploring strategic alternatives for this business unit, including a sale or merger. We are currently in the process of disposing of all but a 9% interest in Sutton Online.

         In completing the analysis of our two brokerage operations, we became aware of several duplicate functions that could be eliminated and other functions that could be streamlined through the combination of the two operations. In September 2000, we began the process to combine these operations. By the end of December 2000, the combination process was substantially complete. We have also brought in new management personnel to complete a "top to bottom" review of the operations and to make suggestions to further improve the operation and efficiency of our brokerage operations.

         Based on recommendations by the new management personnel, we are adopting a focused risk management approach to running our core business. Among the changes recommended are the following: reduction in the amount of capital subject to risk in proprietary trading; development of a plan to convert our corporate branches to franchise branches; renegotiating compensation structures throughout the company to an incentive based model; closing unprofitable offices; and renegotiating key vendor contracts. We are currently in the process of implementing these recommendations. Once these changes have been fully implemented, we anticipate that we may be able to save approximately $2,000,000 annually.

         We expect the current softness in the financial markets to continue through the end of our fiscal year, March 2002. Due to the changes we have implemented, we believe that we have not only prepared ourselves to weather the current conditions in the financial markets, but we also believe that we are well positioned to grow our business. Due to the persistent weakness in the financial markets, several of our competitors have ceased doing business, resulting in numerous opportunities to increase our gross production at reasonable cost and risk levels. We are actively seeking additional franchise operations to further enhance our current production levels.

RESULTS OF OPERATIONS

SELECTED FINANCIAL DATA

         The historical selected financial data set forth below for the respective periods are derived from our financial statements included elsewhere in this Report and should be read in conjunction with those financial statements and notes thereto. Those financial statements have been audited by Spicer, Jeffries & Co., independent certified public accountants. Spicer, Jeffries & Co.'s report with respect thereto appears elsewhere in this Report.


                                                                             MARCH 31,       MARCH 31,
                                                                               2001            2000
                                                                            ------------    ------------
                                                                                            (AS RESTATED)
STATEMENT OF OPERATIONS DATA (IN THOUSANDS):

Revenues:
    Operating revenues, net..........................................    $       22,216  $       44,468
    Interest and dividends...........................................               485             508
    Equity in earnings (losses) of unconsolidated affiliates.........            (2,472)              -
                                                                            ------------    ------------
                                                                                 20,229          44,466

Expenses:
    Operating expenses...............................................            69,039          41,981

Income (loss) from continuing operations.............................           (44,675)          4,379

Gain (loss) from discontinued operations.............................               785            (713)

Net income (loss)....................................................    $      (43,890)     $    3,666

Income (loss) from continuing operations per share:
    Basic............................................................    $        (4.22)     $     0.72
    Diluted..........................................................    $        (4.22)     $     0.69

Gain (loss) from discontinued operations per share:
    Basic............................................................    $         0.07      $    (0.12)
    Diluted..........................................................    $         0.07      $    (0.11)

Net income (loss) per share:
    Basic............................................................    $        (4.15)     $     0.60
    Diluted..........................................................    $        (4.15)     $     0.58

BALANCE SHEET DATA (IN THOUSANDS):

Assets...............................................................    $       15,009      $   47,732
Liabilities..........................................................            15,511          10,226
Shareholders' equity (deficit).......................................              (502)         37,506



FISCAL YEAR ENDED MARCH 31, 2001 COMPARED TO FISCAL YEAR ENDED MARCH 31, 2000

         REVENUES. For the year ended March 31, 2001, our revenues decreased to $20,229,000 from $44,976,000 for the year ended March 31, 2000. Revenues for fiscal 2000 included the one time gain from the sale of a portion of our interest in MoneyZone.com of $3,350,000. After adjusting for the effects of these one time gains, our revenues were $41,626,000 for the year ended March 31, 2000. The decline in revenues primarily resulted from a decline in the overall securities market and the corresponding decline in the overall commission business, a decline in the production levels of our brokers brought on by weaker than expected financial prospects and a decline in the market value of investment and trading equity securities of approximately $5.1 million. As an inducement for Global Capital Securities Corporation to continue negotiations towards a new clearing arrangement, Fiserv Correspondent Clearing Services, Inc. forgave approximately $417,000 of our outstanding subordinated debt. This forgiveness of debt has been included under the caption "Other revenues."
Equity in earnings of unconsolidated affiliates reflects the release of the accumulated suspended losses related to our investment in MoneyZone.com upon the conversion of the MoneyZone.com convertible debenture to equity.

         OPERATING EXPENSES. We incurred operating expenses of $69,039,000 for the year ended March 31, 2001 as compared to operating expenses of $41,981,000, for the year ended March 31, 2000. Overall, our increases in costs and expenses at our U.S. brokerage firms were primarily related to the increased number of transactions at year end related to customer tax selling in our brokerage operations and the inclusion of Global Capital Markets and Sutton Online for the entire year ended March 31, 2001. Costs and expenses for fiscal 2001 included additional costs associated with the write-off of the receivables related to the sale of our European operations of $27,629,000, uncollectible accounts of approximately $1,200,000, negative equity customer accounts of approximately $480,000, one-time customer settlements of approximately $740,000 and costs associated with the combination of our two brokerage operations of approximately $1,100,000.

         INCOME (LOSS) FROM CONTINUING OPERATIONS. Our loss from continuing operations for the fiscal year ended March 31, 2001 was ($44,675,000) compared to income from continuing operations of $4,379,000 for the fiscal year. The income from continuing for fiscal 2000 included the one time gain from the sale of a portion of our interest in MoneyZone.com of $3,350,000. The substantial loss from continuing operations for the fiscal year ended March 31, 2001 resulted from lower revenues in fiscal 2001 as discussed above as well as increased costs and expenses as discussed above, particularly additional costs associated with the write-off of the receivables related to the sale of our European operations of $27,629,000, uncollectible accounts of approximately $1,200,000, negative equity customer accounts of approximately $480,000, one-time customer settlements of approximately $740,000 and costs associated with the combination of our two brokerage operations of approximately $1,100,000.

         NET INCOME (LOSS). Our net loss for the fiscal year ended March 31, 2001 was ($43,890,000) compared to net income of $3,666,000 for the fiscal year ended March 31, 2000. The net loss for fiscal 2001 includes the one time gain on the sale of our European operations of $1,958,000, net of taxes. The net income for fiscal 2000 included the one time gain from the sale of a portion of our interest in MoneyZone of $3,350,000.

LIQUIDITY AND CAPITAL RESOURCES

         On March 31, 2001, we had total assets of $15,009,000 and total liabilities of $15,511,000, compared to $47,732,000 and $10,226,000, respectively, on March 31, 2000.

         The cash flows for the year ended March 31, 2001 reflect the volatile nature of the securities industry and the reallocation of our assets. Our statement of financial condition reflects a liquid financial position of cash and cash equivalents convertible to cash representing approximately 9% of total assets as of March 31, 2001.

         As a broker dealer in securities, we are subject to net capital and liquidity requirements. As of March 31, 2001, we were in excess of our minimum net capital and liquidity requirements. Periodically, we will acquire positions in securities on behalf of our clients. Certain of these investments may be characterized as relatively illiquid and potentially subject to rapid fluctuations in liquidity. We finance our operations primarily with existing capital and funds generated from our diversified operations and financing activities.

        In June 2001, we sold in a private placement to accredited investors an aggregate of 3,125,000 units, with each unit consisting of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price of $0.77 per share. The per unit purchase price was $0.64, resulting in proceeds to us of $2,000,000, less offering costs of approximately $150,000. We intend to use the net proceed from this offering to strengthen our balance sheet and for general working capital.

         In the opinion of our management, our existing capital and cash flow from operations will be adequate to meet our capital needs for at least the next 12 months in light of currently known and reasonably estimable trends. We are currently exploring our options with regards to additional debt or equity financing, but there can be no assurance such financing will be available on commercially reasonable terms or at all. We recognize that with increased liquidity we may be better positioned to take advantage of potential opportunities in the markets where we maintains our operations. If we are unable to obtain any financing when needed, our business, financial condition and operating results would be materially and adversely affected. We are also currently evaluating financial and strategic options to increase stockholder value.

NEW ACCOUNTING STANDARDS

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The effective date of SFAS No. 133 was deferred by the issuance of SFAS No. 137. SFAS No. 133 was then further amended by SFAS No. 138. The deferred effective date of SFAS No. 133 is for fiscal years beginning after June 15, 2000. We will adopt SFAS No. 133 as amended by SFAS No. 138 effective with the fiscal year beginning April 1, 2001.

ITEM 7.  FINANCIAL STATEMENTS

Consolidated Financial Statements
  Independent Auditor's Report............................................. 21
  Consolidated Statements of Financial Condition........................... 22
  Consolidated Statements of Operations.................................... 23
  Consolidated Statements of Changes in Shareholders' Equity (Deficit)..... 24
  Consolidated Statements of Cash Flows.................................... 25
  Notes to Consolidated Financial Statements............................... 27

                          INDEPENDENT AUDITORS' REPORT




Board of Directors and Shareholders
Global Capital Partners Inc.

We have audited the accompanying consolidated statements of financial condition of Global Capital Partners Inc. and subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the management of Global Capital Partners Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Capital Partners Inc. and subsidiaries as of March 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                 /s/ Spicer, Jeffries & Co.


                                                 SPICER, JEFFRIES & CO.



Denver, Colorado
June 25, 2001

                          GLOBAL CAPITAL PARTNERS INC.
                            (A DELAWARE CORPORATION)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                                            MARCH 31,         MARCH 31,
                                                                                              2001              2000
                                                                                        ---------------    ----------------
                                                                                                            (As Restated)
ASSETS
   Cash and cash equivalents                                                              $    1,285         $    2,159
   Receivables
       Broker dealers                                                                          2,949              7,531
       Other                                                                                   1,091                742
   Securities owned, at value                                                                  2,470              9,310
   Furniture and equipment, at cost (net of accumulated depreciation
       and amortization of $728 and $661, respectively)                                          886              1,041
   Deferred taxes                                                                              4,287              1,384
   Goodwill, net                                                                                 669              2,690
     Net assets of discontinued operations                                                     1,059             22,328
   Other assets and deferred amounts                                                             313                547
                                                                                          ---------------    ----------------
       Total Assets                                                                       $   15,009         $   47,732
                                                                                          ===============    ================


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
   Short-term borrowings                                                                  $    1,104         $      380
   Convertible debenture                                                                       3,050                  -
   Compensation, benefits, and related taxes                                                   1,293              5,106
   Due to clearing firm                                                                        2,314                  -
   Securities sold not yet purchased, at value                                                   182                238
   Accounts payable and accrued expenses                                                       1,034              1,399
   Other liabilities and deferred amounts                                                      1,016                603
                                                                                          ---------------      --------------
                                                                                               9,993              7,726

   Long-term borrowings                                                                        5,518              2,500
                                                                                          ---------------    ----------------
       Total liabilities                                                                      15,511             10,226
                                                                                          ---------------    ----------------
   Commitments and contingencies
   Shareholders' equity (deficit)
       Preferred stock; $.01 par value; 10,000,000 shares authorized;
          no shares issued and outstanding at March 31, 2001
          and 2000
                                                                                                   -                  -
       Common stock; $.05 par value; 25,000,000 shares authorized;
          11,362,839 and 10,291,668 shares issued and
          outstanding at March 31, 2001 and 2000, respectively                                   568                515
       Paid-in capital                                                                        50,542             44,814
       Accumulated deficit                                                                  ( 50,382)         (   6,492)
       Notes receivable - common stock and warrants                                        (   1,230)         (   1,331)
                                                                                          ---------------    ----------------
             Total shareholders' equity (deficit)                                               (502)             37,506
                                                                                          ---------------    ----------------
             Total Liabilities and Shareholders' Equity (Deficit)                         $   15,009          $  47,732
                                                                                          ===============    ================


                 See notes to consolidated financial statements.

                          GLOBAL CAPITAL PARTNERS INC.
                            (A DELAWARE CORPORATION)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                                      FOR THE YEAR
                                                                                                     ENDED MARCH 31,
                                                                                      ---------------------------------------------
                                                                                              2001                     2000
                                                                                      ------------------     ----------------------
                                                                                                                (As Restated)
Revenues
     Commissions                                                                      $        20,842        $          29,597
     Investment banking                                                                         2,312                    2,958
     Interest and dividends                                                                       485                      508
     Principal transactions, net
         Trading                                                                            (     459)                   5,288
         Investment                                                                         (   3,913)                   4,363
     Other                                                                                      3,434                    2,262
     Equity in earnings of unconsolidated affiliates                                        (   2,472)                       -
                                                                                      ------------------     ----------------------
         Total revenues                                                                        20,229                   44,976
                                                                                      ------------------     ----------------------
Costs and expenses
     Compensation and benefits                                                                 20,360                   30,461
     Brokerage, clearing, exchange fees and other                                               4,272                    3,017
     General and administrative                                                                 3,357                    1,440
     Occupancy                                                                                  2,337                    1,756
     Communications                                                                             1,980                    1,873
     Consulting fees                                                                              514                      482
     Interest                                                                                   3,595                    1,082
     Professional fees                                                                          1,141                      624
     Travel                                                                                       469                      320
     Office supplies and expense                                                                  544                      550
     Bad debts expense                                                                         27,629                        -
     Depreciation and amortization                                                              2,841                      376
                                                                                      ------------------     ----------------------
         Total costs and expenses                                                              69,039                   41,981
                                                                                      ------------------     ----------------------
Income (loss) before benefit for income taxes                                                ( 48,810)                   2,995
Benefit for income taxes                                                                        4,135                    1,384
                                                                                      ------------------     ----------------------
         Income (loss) from continuing operations                                            ( 44,675)                   4,379
Discontinued operations:
     Loss from discontinued operations                                                       (  1,173)               (     713)
     Gain on disposal of discontinued operations                                                1,958                        -
                                                                                      ------------------     ----------------------
           Income (loss) from discontinued operations                                             785                (     713)
                                                                                      ------------------     ----------------------
Net income (loss)                                                                     $      ( 43,890)       $           3,666
                                                                                      ==================     ======================
Weighted average number of common shares outstanding:
     Basic                                                                                 10,592,786                6,078,458
                                                                                      ==================     ======================
     Diluted                                                                               10,592,786                6,363,481
                                                                                      ==================     ======================
Income (loss) from continuing operations per share:
     Basic                                                                            $         (4.22)       $            0.72
                                                                                      ==================     ======================
     Diluted                                                                          $         (4.22)       $            0.69
                                                                                      ==================     ======================
Loss from discontinued operations per share:
     Basic                                                                            $          0.07        $           (0.12)
                                                                                      ==================     ======================
     Diluted                                                                          $          0.07        $           (0.11)
                                                                                      ==================     ======================
Net income (loss) per share:
     Basic                                                                            $         (4.15)       $            0.60
                                                                                      ==================     ======================
     Diluted                                                                          $         (4.15)       $            0.58
                                                                                      ==================     ======================


                See notes to consolidated financial statements.

                          GLOBAL CAPITAL PARTNERS INC.
                            (A DELAWARE CORPORATION)

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)



                                        PREFERRED STOCK          COMMON STOCK
                                    ----------------------  ---------------------  PAID-IN  ACCUMULATED    NOTES
                                       SHARES    PAR VALUE    SHARES    PAR VALUE  CAPITAL    DEFICIT    RECEIVABLE    TOTAL
                                    ------------------------------------------------------------------------------------------

Balances at March 31, 1999
  (as restated)                              -     $  -      5,160,250     $258    $29,650   $(10,158)     $  (893)  $ 18,857
  Issuance of common stock in
    compensation for services                -        -         67,500        3        352          -            -        355
  Issuance of common stock in
    compensation to board members            -        -         22,500        1        111          -            -        112
  Issuance of common stock
    for interest                             -        -         14,000        1         54          -            -         55
  Beneficial conversion feature
    of convertible debentures                -        -              -        -        295          -            -        295
  Issuance of common stock in
    redemption of convertible debt           -        -        728,799       36      2,043          -            -      2,079
  Issuance of preferred stock in
    private placement                2,000,000       20              -        -      3,850          -            -      3,870
  Issuance of common stock in
    JB Sutton acquisition                    -        -        700,000       35      1,409          -            -      1,444
  Issuance of common stock in
    Sutton Online acquisition                -        -        250,000       13        503          -            -        516
  Issuance of common stock in
    conversion of Class C Warrants           -        -        325,489       16       2262          -            -      2,278
  Issuance of common stock in
    conversion of Placement
    Agent Warrants                           -        -         76,000        4        528          -            -        532
  Issuance of common stock in
    conversion of preferred stock   (2,000,000)     (20)     2,000,000      100        (80)         -            -          -
  Issuance of common stock in
    conversion of Warrants                   -        -        700,000       35      2,065          -            -      2,100
  Exercise of stock options                  -        -         10,000        1         45          -            -         46
  Issuance of common stock for
    proceeds for redemption
    of notes payable                         -        -        237,130       12      1,352          -            -      1,364
  Issuance of warrants for
    note receivable                          -        -              -        -        375          -         (375)         -
  Net income                                 -        -              -        -          -      3,666            -      3,666
  Accrued interest on notes
    receivable                               -        -              -        -          -          -          (63)       (63)
                                    -----------  ---------  ----------  ---------  -------  -----------  ----------  ---------
Balances at March 31, 2000
  (as restated)                              -     $  -     10,291,668    $ 515    $44,814   $ (6,492)    $(1,331)   $ 37,506
  Issuance of common stock in
    compensation for services                -        -         70,000        4        216          -           -         220
  Issuance of common stock in
    compensation to board members            -        -         40,000        2        118          -           -         120
  Issuance of common stock
    for interest                             -        -        110,000        6        159          -           -         165
  Issuance of common stock
    in private placement                     -        -        450,000       22        540          -           -         562
  Issuance of common stock in
    compensation to employees                -        -        102,500        5        238          -           -         243
  Issuance of common stock in
    conversion of Class C Warrants           -        -        133,671        6        929          -           -         935
  Redemption of Class C Warrants             -        -              -      (64)         -          -           -         (64)
  Exercise of stock options                  -        -        165,000        8        542          -           -         550
  Beneficial conversion feature
    of convertible debentures                -        -              -        -      3,050          -           -       3,050
  Net loss                                   -        -              -        -          -    (43,890)          -     (43,890)
  Receipts against notes
   receivable                                -        -              -        -          -          -         200         200
  Accrued interest on notes
   receivable                                -        -              -         -         -          -         (99)        (99)
                                    -----------  ---------  ----------  ---------  -------  -----------  ----------  ---------
Balances at March 31, 2001                   -     $  -     11,362,839    $ 568    $50,542   $(50,382)    $(1,230)   $   (502)
                                    ===========  =========  ==========  =========  =======  ===========  ========== ==========



                See notes to consolidated financial statements.

                          GLOBAL CAPITAL PARTNERS INC.
                            (A DELAWARE CORPORATION)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                            FOR THE YEAR ENDED
                                                                                                 MARCH 31,
                                                                                    ------------------------------------
                                                                                          2001               2000
                                                                                    -----------------   ----------------
                                                                                                         (As Restated)
Cash flows from operating activities:
     Net income (loss) from continuing operations                                   $       (44,675)    $        4,379
     Adjustments to reconcile net income (loss) to net cash (used in)
         operating activities from continuing operations:

              Depreciation and amortization                                                   2,841                376
              Bad debts                                                                      27,629                  -
              Abandonment of software costs                                                       -                169
              Beneficial conversion feature of convertible debenture                          3,050                295
              Deferred taxes                                                                 (4,135)            (1,384)
              Equity in earnings of unconsolidated subsidiaries                               2,472                  -
              Other                                                                              23                200
         Changes in operating assets and liabilities

                Receivables                                                                   4,233             (4,891)
                Securities owned, at value                                                    6,840             (4,574)
                Other assets                                                                    234                923
                Employee compensation related taxes                                          (3,813)              3,703
                Securities sold, not yet purchased                                              (56)              (724)
                Due to clearing firm                                                          2,314                  -
                Accounts payable and accrued expenses                                          (365)                90
               Other liabilities                                                                413            (1,662)
                                                                                    -----------------   ----------------
NET CASH (USED IN) OPERATING ACTIVITIES FROM CONTINUING OPERATIONS                           (2,995)            (3,100)

NET CASH (USED IN) DISCONTINUED OPERATIONS                                                   (3,247)            (5,952)
                                                                                    -----------------   ----------------
NET CASH (USED IN) OPERATING ACTIVITIES:                                                     (6,242)            (9,052)
                                                                                    -----------------   ----------------
Cash flows from investing activities:
     Net (payments for)
         Acquisition of subsidiary                                                             (158)              (158)
         Capital expenditures                                                                  (199)              (182)
                                                                                    -----------------   ----------------
NET CASH (USED IN) INVESTING ACTIVITIES                                                        (357)              (340)
                                                                                    -----------------   ----------------
Cash flows from financing activities:
     Net proceeds from (payments for)
         Issuance of preferred stock                                                              -              3,870
         Issuance of common stock                                                             1,983              6,319
         Proceeds from borrowings                                                             3,988              2,000
         Repayments of borrowings                                                             (246)            (1,350)
                                                                                    -----------------   ----------------
NET CASH PROVIDED BY  FINANCING ACTIVITIES                                                    5,725             10,839
                                                                                    -----------------   ----------------

Increase (decrease) in cash and cash equivalents                                               (874)             1,447

Cash and cash equivalents, beginning of year                                                  2,159                712
                                                                                    -----------------   ----------------

Cash and cash equivalents, end of year                                              $         1,285     $        2,159
                                                                                    =================   ================



                See notes to consolidated financial statements.

                          GLOBAL CAPITAL PARTNERS INC.
                            (A DELAWARE CORPORATION)

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                 (IN THOUSANDS)



                                                                                            FOR THE YEAR ENDED
                                                                                                 MARCH 31,
                                                                                    ------------------------------------
                                                                                          2001               2000
                                                                                    -----------------   ----------------
                                                                                                         (As Restated)

Supplemental disclosure of cash flow information

     Cash paid for income taxes                                                     $             -     $            -
                                                                                    =================   ================
     Cash paid for interest                                                         $           276     $          569
                                                                                    =================   ================

     Non-cash transactions

         Beneficial conversion feature of convertible debenture                     $         3,050     $          295
                                                                                    =================   ================
         Issuance of common stock for compensation and services                     $           583     $            -
                                                                                    =================   ================
         Issuance of common stock in redemption of convertible debt                 $             -     $        2,079
                                                                                    =================   ================
         Issuance of warrants for note receivable                                   $             -     $          375
                                                                                    =================   ================
         Issuance of common stock for furniture and equipment                       $             -     $           90
                                                                                    =================   ================
         Issuance of note payable for purchase of securities                        $             -     $          325
                                                                                    =================   ================
         Issuance of common stock for intrest                                       $           165     $            -
                                                                                    =================   ================

         The Company acquired all of the capital stock of Global Capital
         Markets, LLC and acquired a majority interest in Sutton Online, LLC. In connection with the acquisitions, liabilities were assumed as follows:
              Fair value                                                            $             -     $        4,921
              Net cash acquired                                                                   -                  -
              Cash paid                                                                           -           (    158)
              Common stock issued                                                                 -           (  2,209)
                                                                                    -----------------   ----------------
                      Net liabilities assumed on acquisitions                       $             -     $        2,554
                                                                                    =================   ================



                See notes to consolidated financial statements.

                          GLOBAL CAPITAL PARTNERS INC.
                            (A DELAWARE CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000



NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

         The consolidated financial statements include Global Capital Partners Inc. (formerly Eastbrokers International Incorporated) and its U.S. and European subsidiaries (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation. Investments in business entities in which the Company does not have control, but has the ability to exercise significant influence over the operating and financial policies, are accounted for under the equity method.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ from these estimates.

         The Company provides a wide range of financial services primarily in the United States. Its businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring, and other corporate finance advisory activities; asset management; merchant banking and other principal investment activities; and brokerage and research services. These services are provided to a diversified group of clients and customers, including corporations, governments, financial institutions and individuals.

FINANCIAL INSTRUMENTS

         Proprietary securities transactions, commission revenues and related expenses are recorded on a trade date basis. Securities owned (substantially all equity securities) and securities sold, but not yet purchased (substantially all equity securities) are recorded at fair value with resulting net unrealized gains and losses reflected in earnings. Fair value is generally based on quoted market prices. If quoted market prices are not available, fair value is estimated based on other relevant factors, including dealer price quotations and recent price activity. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular security. The Company has no investments in derivatives.

UNDERWRITINGS

         Underwritings include gains, losses and fees, net of syndication expenses arising from securities offerings in which the Company acts as an underwriter or agent. Underwriting fees are recorded at the time the underwriting is completed and the income is reasonably determinable. The Company reflects this income in its investment banking revenue.

FEES

         Fees are earned from providing merger and acquisition, financial restructuring advisory and general management advisory services. Fees are recorded based on the type of engagement and terms of the contract entered into by the Company. The Company reflects this income in its investment banking revenue.

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

         SFAS 107, "Disclosures about Fair Value of Financial Instruments," requires the Company to report the fair value of financial instruments, as defined. Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts which approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument.

         Securities owned and securities sold, but not yet purchased are carried at fair value. Assets which are recorded at fair value consist largely of short-term receivables and certain other receivables. Similarly, the Company's short-term liabilities are recorded at contracted amounts approximating fair value. The estimated fair value of the Company's long-term borrowings, based on market rates of interest and similar maturities, approximates their carrying value or contracted amounts.

FURNITURE AND EQUIPMENT

         Furniture and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful life of the related assets ranging from three to ten years.

EARNINGS PER SHARE

         Basic earnings per share is computed on the basis of the weighted average number of common shares outstanding. Diluted earnings per share is computed on the basis of the weighted average number of common shares outstanding adjusted to include the potentially dilutive effect of outstanding common stock purchase warrants and stock options using the "treasury stock" method. For the year ended March 31, 2001, 2,710,000 common stock purchase warrants and 816,000 stock options were excluded from the calculation of diluted earnings per share due to their antidilutive effect. For the year ended March 31, 2000, 1,351,000 common stock purchase warrants were excluded from the calculation of diluted earnings per share due to their antidilutive effect.

The components of basic and diluted earnings per share were as follows:

                                                   MARCH 31,        MARCH 31,
                                                     2001             2000
                                              ----------------- ----------------
         Weighted average common
              shares outstanding                  10,592,786        6,078,458

         Dilutive effect of:
              Stock warrants and options              -               285,023
                                             ------------------ ----------------

         Weighted average common shares
              outstanding, assuming dilution      10,592,786        6,363,481
                                             ------------------ ----------------

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000



NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

         In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation expense for stock-based employee compensation plans at fair value. The Company has elected to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25). Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of grant over the amount an employee must pay to acquire the stock.

DEFERRED INCOME TAXES

         Deferred income taxes in the accompanying financial statements reflect the benefit relating to net operating losses to be realized in future operations. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

CASH AND CASH EQUIVALENTS

         For purposes of the consolidated financial statements, the Company considers all demand deposits held in banks and certain highly liquid investments with maturities of 90 days or less other than those held for sale in the ordinary course of business to be cash equivalents.

GOODWILL

         Goodwill is amortized on a straight-line basis over 25 years and is periodically evaluated for impairment that is other than temporary on an undiscounted cash flow basis. The carrying value is reviewed to evaluate if the facts and circumstances support the valuation for recoverability. If a review of the facts and circumstances, such as significant declines in sales, earnings or cash flows or material adverse changes in the business climate beyond normal, cyclical variations, suggest that it may be impaired and not recoverable, as determined based on the operating performance and the estimated future undiscounted cash flows of the entity acquired, impairment is measured by comparing the carrying value of goodwill to estimated fair value. Estimated fair value is determined based on the viability of the underlying entity acquired on a stand-alone basis, discounted cash flow or appraisals. The accumulated amortization was $2,312,356 and $131,000 for the years ended March 31, 2001 and 2000, respectively.

RECLASSIFICATIONS

         Certain amounts in the prior year have been reclassified to conform to the current year's presentation.

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000



NOTE 2.   DISCONTINUED OPERATIONS

EASTBROKERS BETEILIGUNGS AG

         During fiscal 1997, the Company acquired Eastbrokers Beteiligungs AG for common stock and cash. The fair value of the net assets acquired approximated $8,200,000 and the acquisition was accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired resulted in the Company recording approximately $1,950,000 in goodwill, which was being amortized over 25 years on a straight-line basis. Eastbrokers Beteiligungs AG owns 51 percent of WMP Bank AG, a stock broker-dealer and market maker in Vienna and which was licensed as a class B bank under Austrian law. In addition, Eastbrokers Beteiligungs AG owns subsidiaries in Poland, Slovenia and the Czech Republic.

         In June 2000, the Company sold its interests in these international subsidiaries to certain non-related entities for $27,500,000, consisting of equity securities valued at $2,000,000 and notes of $25,500,000. As of the date of sale, the foreign subsidiaries' net assets and costs of disposal were approximately $25,000,000.

         The disposal of Eastbrokers Beteiligungs AG has been accounted for as a discontinued operation and, accordingly, its net assets have been segregated from continuing operations in the accompanying consolidated statements of financial condition, and its operating results are segregated and reported as discontinued operations in the accompanying consolidated statements of operations and cash flows. The fiscal year end of the European subsidiaries is December 31. Their financial information is included on the basis of a closing date that precedes the Company's closing date by three months.

         Information relating to the discontinued operations of Eastbrokers Beteiligungs AG is as follows (dollars in thousands):


                                                 MARCH 31,
                                                   2000
                                             ----------------
      Revenues                               $     7,067
      Costs and expenses                           7,751
      Loss before income tax benefit
         and minority interest in earnings
         (losses) of  subsidiaries                  (684)
      Income tax benefit                              24
      Minority interest in earnings
         (losses) of subsidiaries                    (87)
                                             ---------------

             Net loss                        $      (747)
                                             ===============

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000


NOTE 2.   DISCONTINUED OPERATIONS (CONTINUED)

         The net assets and liabilities of the discontinued operations of Eastbrokers Beteiligungs AG are as follows (dollars in thousands):


                                                                       MARCH 31,
                                                                         2000
                                                                   ------------------
      Cash and cash equivalents                                    $       1,727
      Receivables                                                         15,740
      Securities                                                          13,798
      Furniture and equipment, net                                           776
      Other assets                                                         6,848
                                                                   ------------------
                                                                          38,889
                                                                   ------------------

      Short-term borrowings                                                2,967
      Advances from related entities                                       3,432
      Payables to customers and broker dealers                             4,076
      Accounts payable and other liabilities                               1,360
      Long-term borrowings                                                 1,264
      Minority interest                                                    5,956
      Translation adjustments                                             (1,347)
                                                                   ------------------
                                                                          17,708
                                                                   ------------------
         Net assets from discontinued operations                     $    21,181
                                                                   ==================


SUTTON ONLINE, INC.

         In November 1999, the Company acquired a majority interest in Sutton Online, LLC, a New York based online trading firm, in a purchase transaction, in exchange for 250,000 unregistered shares of the Company's common stock. Following the acquisition, Sutton Online, LLC was merged into Sutton Online, Inc. The fair value of the net assets acquired under this transaction approximated $18,000 as of the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired approximated $500,000 and has been recorded as goodwill and is being amortized over 25 years on the straight-line method. The financial statements include the results of operations of Sutton Online since December 1, 1999.

         Subsequent to March 31, 2001, the Company and the other stockholder of Sutton Online, Inc. entered into an exchange agreement with Ikon Ventures, Inc., a publicly traded corporation with no current business operations, pursuant to which the stockholders of Sutton Online, Inc. will exchange all of the outstanding shares of Sutton Online, Inc. for shares of Ikon Ventures, Inc. As a result of this transaction, the stockholders of Sutton Online, Inc. will own approximately 78% of Ikon Ventures, Inc. Among other things, the closing of this transaction is conditioned upon the Company's sale of approximately 46% of Sutton Online to third parties prior to the share exchange. If these transactions are completed, the Company will own approximately 5% of Ikon Ventures, Inc. after the exchange. As of March 31, 2001, the net assets of Sutton Online, Inc. were approximately $1,059,000.

         The anticipated disposal of a majority interest in of Sutton Online, Inc. has been accounted for as a discontinued operation and, accordingly, its net assets have been segregated from continuing operations

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000


in the accompanying consolidated statements of financial condition, and its operating results are segregated and reported as discontinued operations in the accompanying consolidated statements of operations and cash flows.

         Information relating to the discontinued operations of Sutton Online, Inc. is as follows (dollars in thousands):


                                                                       MARCH 31,                MARCH 31,
                                                                         2001                     2000
                                                                   ------------------        ----------------

      Revenues                                                     $       2,572             $         932
      Costs and expenses                                                   4,361                       866
                                                                   ------------------        ----------------
      Income (loss) before minority interest in
         earnings (losses) of subsidiaries                                (1,789)                       66
      Minority interest in earnings (losses) of
          subsidiaries                                                       805                       (32)
                                                                   ------------------        ----------------
             Net loss                                              $         (984)            $        (34)
                                                                   ==================        ================



        The net assets and liabilities of the discontinued operations of Sutton Online, Inc. are as follows (dollars in thousands):


                                                                       MARCH 31,                MARCH 31,
                                                                         2001                     2000
                                                                   ------------------        ----------------

      Cash and cash equivalents                                    $         207             $         125
      Receivables                                                            224                       273
      Securities                                                             510                         -
      Furniture and equipment, net                                         2,195                        82
      Other assets                                                           906                       756
                                                                   ------------------        ----------------
                                                                           4,042                     1,236
                                                                   ------------------        ----------------

      Short-term borrowings                                                1,000                         -
      Accounts payable and other liabilities                               1,710                       146
      Minority interest                                                      273                       (57)
                                                                   ------------------        ----------------
                                                                           2,983                        89
                                                                   ------------------        ----------------
         Net assets from discontinued operations                     $     1,059              $      1,147
                                                                   ==================        ================


                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000


NOTE  3.  SECURITIES OWNED AND SOLD, NOT YET PURCHASED

         At March 31, 2001 and 2000, marketable securities owned and sold, not yet purchased, consisted of trading and investment securities at market values, as follows:

                                                                        SOLD,
                                                                       NOT YET
                                                         OWNED        PURCHASED
                                                         -----        ---------

             MARCH 31, 2001:
             U.S. Treasury Notes                       $      25      $       -
             State and municipal obligations                  81              -
             Corporate bonds, debentures and notes           284              8
             Corporate stocks                              2,080            174
                                                       ----------     ----------
                                                       $   2,470      $     182
                                                       ==========     ==========
             MARCH 31, 2000:
             Corporate bonds, debentures and notes     $     438      $      21
             U.S. Treasury Notes                             450              -
             Corporate stocks                              8,422            217
                                                       ----------     ----------
                                                       $   9,310      $     238
                                                       ==========     ==========


NOTE 4.   INVESTMENTS IN SUBSIDIARIES

GLOBAL CAPITAL SECURITIES CORPORATION

         In May 1998, the Company acquired all of the outstanding common stock of Cohig & Associates, Inc. a Denver, Colorado based investment banking and brokerage firm, in a purchase transaction, in exchange for 445,000 unregistered shares of the Company's common stock and an agreement to advance $1,500,000 in additional working capital. The name was later changed to Global Capital Securities Corporation. The fair value of the net assets acquired under this transaction approximated $1,700,000 as of the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired approximated $750,000 and has been recorded as goodwill and is being amortized over 25 years on the straight-line method. Global Capital Securities Corporation operates pursuant to the exemptive provisions of SEC Rule 15c3-3(k)(2)(ii) and clears all transactions with and for customers on a fully disclosed basis.

GLOBAL CAPITAL MARKETS, LLC

         In November 1999, the Company acquired all of the outstanding common stock of the J.B. Sutton Group, LLC, a New York based investment banking and brokerage firm, in a purchase transaction, in exchange for 700,000 unregistered shares of the Company's common stock and an agreement to advance $1,500,000 in additional working capital. Following the acquisition, the name was changed to Global Capital Markets, LLC. The fair value of the net assets acquired under this transaction approximated $(430,000) as of the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired approximated $2,300,000 and has been recorded as goodwill and is being amortized over

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000


25 years on the straight-line method. The financial statements include the results of operations of Global Capital Markets, LLC since December 1, 1999. In December 2000, these operations were combined into the operations of Global Capital Securities Corporation. During the fourth quarter, due to the change in circumstances, it was determined that the goodwill associated with this particular acquisition was permanently impaired and not recoverable. Accordingly, the remaining portion of this entities goodwill, $2,160,000, has been reflected as a charge to depreciation and amortization in the accompanying consolidated statements of operations.

PRO FORMA RESULTS OF OPERATIONS

         The following summarized, unaudited pro forma results of operations for the year ended March 31, 2000 assumes the acquisitions discussed above occurred at the beginning of fiscal year ended 2000 (dollars in thousands):

                                                         YEAR ENDED MARCH 31,
                                                                 2000
                                                           -----------------

               Total revenue                                      $  51,733
               Income from continuing operations                      4,799

                    Net income                                      $  3,884

               Earnings per common share:
                    Income from continuing operations:
                         Basic                                  $       0.68
                                                           =================
                         Diluted                                $       0.65
                                                           =================
                    Net income:
                         Basic                                  $       0.55
                                                           =================
                         Diluted                                $       0.53
                                                           =================


         The weighted average shares outstanding calculation used in the table above includes the shares issued in connection with the acquisitions as if they had been issued for all periods presented.

NOTE 5.   INVESTMENTS IN UNCONSOLIDATED AFFILIATES

         In July 1999, the Company acquired approximately 49% of the issued and outstanding common stock of MoneyZone.com, a start-up capital formation internet portal that matches investors with entrepreneurs. During the 2000 fiscal year, the Company sold 19% of its interest and realized a profit of $3,350,000. In December 2000, MoneyZone.com discontinued its operations. In January 2001, the Company acquired a convertible debenture and warrants of MoneyZone.com from a third party in exchange for the Company's convertible debenture and warrants (see Note 7 below). In March 2001, the Company entered into an agreement with MoneyZone.com pursuant to which the Company agreed to convert the debenture into a reduced number of shares of MoneyZone.com common stock and to receive all of the assets of MoneyZone.com in consideration for the remainder of the shares of common stock issuable upon full conversion of the debenture. In April 2001, this agreement was amended to provide that in lieu of all of the assets of MoneyZone.com, the Company would receive 100,000 shares of MoneyZone.com's Series A Preferred Stock in consideration for the remainder of the shares of MoneyZone.com common stock issuable upon full conversion of the debenture. As a result of the

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000


conversion of this debenture, the Company currently owns approximately 78% of MoneyZone.com. The Company is currently exploring strategic alternatives for this business.

         This investment was being carried using the equity method which is reflected at cost and adjusted for the Company's proportionate share of undisturbed net earnings or losses. As a result, the Company's investment has been reduced to zero due to the losses of MoneyZone.com and the Company's share of the net underlying assets of MoneyZone.com is nil.


NOTE 6.   SHORT-TERM BORROWINGS


UNSECURED DEBENTURES

         In May 1999, the Company issued 5% convertible debentures, due 2002 in an aggregate principal amount of $2,000,000. Holders of these debentures had the right to convert their notes into shares of common stock at the lesser of $5.50 per share or 90 percent of the average of the three lowest closing bid prices for the 20 trading days ending five days before the date of delivery of the notice of conversion (beneficial conversion feature). At the issue date, the intrinsic value of the beneficial conversion feature was $295,000. This beneficial conversion feature has been reflected in the financial statements as paid-in capital and interest expense. In January 2000, the Company converted the debentures, including accrued interest of $78,878, into shares of common stock (see Note 10 below).

NOTES PAYABLE

         The Company has issued several unsecured short-term notes payable totaling $1,103,966. Of this amount, $303,966 bears interest at 10% and was due March 26, 2001, $300,000 bears interest at 10% and was due June 22, 2001, and $500,000 bears interest at 12% and was due May 14, 2001. All of these notes contain a provision whereby they could be converted into the Company's common stock at $1.00 per share.

NOTE 7.  CONVERTIBLE DEBENTURES

         As additional collateral to certain convertible debentures issued by MoneyZone.com, the Company provided to the holder a right to exchange those debentures for its own convertible debentures and warrants. The holder notified the companies of its intent to exchange, and on January 24, 2001, the Company issued a 5% Convertible Debenture in the amount of $3,050,000 and warrants in exchange for certain convertible debentures of MoneyZone.com. The debentures have a due date of January 24, 2006 but may be converted by the holder at any time. The conversion price shall be the lesser of (1) $1.24 and (2) 85% of the average of the lowest three per share market values during the eighteen trading days immediately preceding the applicable conversion date (beneficial conversion feature). At the issue date, the intrinsic value of the beneficial conversion feature was limited to the principal amount of the debt, or $3,050,000. Accordingly, this beneficial conversion feature has been reflected in the financial statements

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000



as paid-in capital and interest expense. The warrants allow the holder to purchase 50,000 shares of the Company's common stock at $5.50 per share.

NOTE 8.   LONG-TERM BORROWINGS

Long-term borrowings consist of the following:

                                                      MARCH 31,      MARCH 31,
                                                        2001           2000
                                                 ----------------  -------------

Convertible promissory notes, convertible
at $3.00 per share of common stock,
unsecured, bearing interest at 12 percent and
due during the quarter ending March 2004          $       3,435       $      -

Subordinated  note  payable  to  clearing
organization,  bearing interest at 10
percent and maturing on June 30, 2006                    2,083          2,500
                                                 ----------------  -------------
                                                  $       5,518       $  2,500
                                                 ================  =============

         Subsequent to March 31, 2000, the Company successfully renegotiated the terms of its subordinated note payable to a clearing organization. As an inducement to encourage the Company to enter into a five year clearing arrangement, the clearing organization agreed to forgive the principal portion of this note in five equal installments beginning in April 2001 assuming that the Company continues to renew the clearing agreement on an annual basis. Under the terms of the new note, the new maturity will be June 2006.

NOTE 9.   COMMITMENTS AND CONTINGENCIES

LEASES AND RELATED COMMITMENTS

         The Company occupies office space under leases that expire at various dates through 2006. The various leases contain provisions for periodic escalations to the extent of increases in certain operating and other costs. The Company incurred rent expense under non-cancelable leases in the approximate amounts of $2,231,000 and $1,600,000 for the periods ended March 31, 2001 and 2000, respectively.

         Minimum future rentals under these non-cancelable leases for the fiscal years ending March 31, 2002 through 2006 are approximately as follows:
2002-$1,066,000; 2003-$966,000; 2004-$688,000; 2005-$298,000; 2006-$171,000;
thereafter $207,000 and in the aggregate $3,396,000.

NOTE 10.   SHAREHOLDERS' EQUITY AND RELATED PARTY TRANSACTIONS

STOCK TRANSACTIONS

         In April 1999, the Company issued 2,500 shares of common stock to an employee as compensation for services. These shares were valued at the market value on the date issued of $6.00 per share.

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000


STOCK TRANSACTIONS (CONTINUED)



         In April 1999, the Company issued 14,000 shares of common stock at $3.9375 per share for interest accrued during the year ended March 31, 1999.

         In May 1999, the Company issued 22,500 shares of common stock to three board members as compensation for services. These shares were valued at the market value on the date issued of $5.00 per share.

         On May 28, 1999, the Company sold 20 newly issued units consisting of a $100,000 convertible debenture and 2,000 Common Stock Series C Warrants per unit in a private placement for $2,000,000 in cash or a price of $100,000 per unit. These convertible debentures contained an embedded beneficial conversion feature. At the issue date, the intrinsic value of the beneficial conversion feature was $295,000. This beneficial conversion feature has been reflected in the financial statements as paid-in capital and interest expense. In January 2000, the Company converted the debentures of $2,000,000, plus accrued interest of $78,878, into 728,799 shares of common stock at 2.8525 per share. (See Note 6 above).

         On November 9, 1999, the Company entered into a stock purchase agreement with Belle Holdings, Inc., a corporation of which the Company's Chairman, CEO and President is sole stockholder, director and officer, to issue up to 2,000,000 shares of our 10% Convertible Preferred Stock, Series A, $0.01 par value for $4 million and a warrant to purchase up to 700,000 shares of the Company's common stock at an exercise price of $2.85 per share in exchange for a note receivable of $105,000 ($0.15 per share). Subsequent to the issuance of shares of the preferred stock, pursuant to notification from the Nasdaq Stock Market, the Company modified the price of the preferred stock to $2.0625 per share to reflect the market price of the Company's Common Stock on November 9, 1999. The Company issued 1,000,000 shares of the preferred stock in November 1999, 100,000 shares in January 2000 and 1,800,000 shares in March 2000. After deducting issue costs of approximately $225,000, the Company netted approximately $3,900,000.

         In March 2000, the preferred stock was converted to 2,000,000 shares of the Company's common stock and the warrants to purchase 700,000 shares of common stock were exercised at $2.85 per share for an additional $2,100,000 in proceeds from the warrants and the note receivable. In March 2000, the Company issued 1,500,000 Class D Warrants at $.25 to this related investor to purchase 1,500,000 shares of common stock at an exercise price of $5.50 in exchange for a note receivable of $375,000.

         In November 1999, the Company acquired Global Capital Markets, LLC (then, The JB Sutton Group, LLC) and Sutton Online, Inc (then, Sutton Online,
LLC) and issued 700,000 and 250,000 shares, respectively, in redemption of notes payable to the selling members of Global Capital Markets, LLC and

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000


Sutton Online, LLC in accordance with the terms of the LLC Interest Purchase Agreements. The value assigned to these shares was $2.0625 per share for a total value of $1,443,750 and $515,625, respectively. In February 2000, the Company issued 50,000 shares of common stock to two employees for investment banking services in connection with the purchase agreement of Global Capital Markets, LLC. These shares were valued at market on the date of issuance or $5.00 per share.

         In February 2000, the Company sold 237,130 shares of common stock for approximately $1,364,000. The proceeds of this sale were used to redeem the Company's 10% Convertible Promissory Notes due 2002, in the principal amount of $1,350,000 plus accrued interest. (See Note 6 above.)

         In February 2000, the Company issued 7,500 shares of common stock to a software consultant as compensation for services performed. The shares were valued at the market value on the date of issuance at $6.00 per share. The value was capitalized as a fixed asset addition.

         In April 2000, Class C warrants to purchase 133,671 shares of common stock at $7.00 were exercised.

         During the year ended March 31, 2001, 212,500 shares of common stock were issued for services and other compensation at prices ranging from $1.50 to $8.125.

         In February 2001, 110,000 shares of common stock were issued for interest on notes at $1.50 per share. In addition, during that same month, the Company issued 450,000 shares of its common stock at market value to a related party.

         The Company effected each of the foregoing issuances without registration under the Securities Act of 1933, as amended (the "Securities Act"). In each such case the Company relied upon the exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated under the Securities Act.

CLASS A WARRANTS

         In connection with its June 1995 public offering, the Company issued 5,505,000 Class A Warrants. An adjustment to the exercise price of the Class A Warrants to $18.00 per share resulted in connection with the February 1998 private placement. Subsequent to this adjustment, there were 1,101,000 Class A Warrants outstanding. The Class A Warrants expired on June 9, 2000 without exercise.

CLASS B WARRANTS

         In connection with the aforementioned public offering whereby the Class A warrants were issued, the Company issued 1,250,000 Class B Warrants to certain bridge lenders. An adjustment to the exercise price of the Class B Warrants to $19.00 per share resulted in connection with the February 1998 private placement. Subsequent to this adjustment, there were 250,000 Class B Warrants outstanding. These warrants expired on June 9, 2000 without exercise.

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000


CLASS C WARRANTS

         In connection with various common stock and debt offerings, the Company issued Class C warrants. Each Class C Warrant entitled the holder to purchase one share of common stock during the period commencing February 20, 1999 and expiring February 20, 2002 at an exercise price of $7.00 per share, subject to certain adjustments. Commencing February 20, 1999, these warrants will be callable for exercise and redeemable at a price of $.10 per warrant at any time after the average closing price of the common stock is above $10.00 for 20 consecutive trading days. The shares underlying these warrants were subject to a "demand registration" right upon receipt of a demand for registration from a majority of the holders of the common stock and the warrants issued in this private placement. In connection with the private placement, 1,237,222 Class C Warrants were issued to the placement agents. In May 1999, 40,000 Class C Common Stock Warrants were issued in association with the $2,000,000 convertible debenture.

         In March 2000, the average closing price of the common stock was above $10.00 for 20 consecutive trading days. In accordance with the terms of the Class C Warrants, the Company exercised its right to call the warrants for conversion. The warrant holders converted approximately 283,000 Class C Warrants and 118,000 Placement Agent Warrants prior to March 31, 2000. In April, the warrant holders converted approximately 134,000 Class C Warrants and 42,000 Placement Agent Warrants. The remaining 1,204,000 Class C Warrants are subject to redemption at $.10 per warrant. Approximately 1,120,000 Placement Agent Warrants remain outstanding subject to their expiration on February 20, 2002.

CLASS D WARRANTS

         In connection with a financing, the Company issued 1,500,000 Class D Warrants to Belle Holdings, Inc. a corporation which the Company's Chairman and CEO is the sole stockholder, director and officer, at $.25 in exchange for a note receivable of $375,000. These warrants are not exercisable before July 1, 2001, carry an exercise price of $5.50, and convert into one common share per warrant.


NOTE 11.   STOCK OPTION PLAN

         During 1996, the Company adopted a non-qualified stock option plan as part of an overall compensation strategy designed to facilitate a pay-for-performance policy and promote internal ownership in order to align the interests of employees with the long-term interests of the Company's shareholders.

         Under the terms of the plan, stock options granted will have an exercise price not less than the fair value of the Company's common stock on the date of grant. Such options generally become exercisable over a three-year period and expire 5 years from the date of grant.

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000


         As of March 31, 2000, 210,000 options were still outstanding. During the year ended March 31, 2000, 295,000 options were issued under this plan at a weighted average exercise price of $4.524 per share with the exercise prices ranging from $4.00 to $7.00 per share. The fair value of the options at the date of grant was estimated using the Black-Scholes option pricing model utilizing the following weighted average assumptions: risk-free interest rate - 4 percent; expected option life in years - 3 years; expected stock price volatility - 82.6 percent; and expected dividend yield - 0.0 percent. The weighted average fair value of the options at the various grant dates was $1.64.

         During the year ended March 31, 2001, 681,000 options were issued under this plan at a weighted average exercise price of $5.53 per share with the exercise prices ranging from $3.00 to $8.20 per share. The fair value of the options at the date of grant was estimated using the the Black-Scholes option pricing model utilizing the following weighted average assumptions; risk-free interest rate - 3 percent; expected option life in years - 3 years; expected stock price volatility - 126.3 percent; and expected dividend yield - 0.0 percent. At March 31, 2001, there were 816,000 options outstanding. Of this amount, 415,000 of the options outstanding were exercisable with 401,000 options subject to various vesting requirements. The weighted average fair value of the options at the various grant dates was $3.93.

         Had compensation cost been determined based on the fair value at the grant dates consistent with the method of FASB Statement 123, the Company's loss and loss per share would have been increased to the pro forma amounts indicated below (dollars in thousands, except per share amounts):

                                 MARCH 31,             MARCH 31,
                                   2001                  2000
                              ---------------        --------------
Net loss
          - as reported     $       (43,890)       $         3,666
          - pro forma               (46,563)                 3,526
Earnings per share
        Basic
          - as reported     $        (4.15)        $          0.60
          - pro forma                (4.40)                   0.58
        Diluted
          - as reported     $        (4.15)        $          0.58
          - pro forma                (4.40)                   0.58


NOTE 12.   INCOME TAXES

         The tax benefit from continuing operations of $4,135,000 and $1,384,000 for the years ended March 31, 2001 and 2000, respectively, results primarily from net operating loss carryforwards from continuing operations of the Company's subsidiaries.

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000



         The differences between the tax benefit calculated at the statutory federal income tax rate and the actual tax benefit from continuing operations for each period is shown in the table below (dollars in thousands):

                                                YEAR ENDED        YEAR ENDED
                                                 MARCH 31,         MARCH 31,
                                                    2001              2000
                                              -----------------   --------------

Tax benefit at federal statutory rate           $    16,595        $     1,206
State income taxes, net of federal benefit            2,344                171
Unrecognized benefit of net operating losses        (14,747)                --
Other                                                   (57)                 7
                                              -----------------   --------------
                                                $     4,135        $     1,384
                                              =================   ==============

         The significant components of the Company's deferred tax asset and liability related to continuing operations are as follows (dollars in thousands):

                                                 YEAR ENDED         YEAR ENDED
                                                 MARCH 31,          MARCH 31,
                                                    2001               2000
                                              ----------------   ---------------

Capital loss carryforward                      $      9,774       $         --
Foreign tax credit carryforward                          33                 33
Net operating loss carryforward                      10,637              2,096
                                              -----------------   --------------
                                                     20,444              2,129
         Valuation allowance                      ( 16,157)          (745,257)
                                              -----------------   --------------
                                               $     4,287        $     1,384
                                              =================   ==============

         The valuation allowance for deferred tax assets was increased by $15,412,000 and decreased by $2,439,000 during the years ended March 31, 2001 and 2000, respectively.

         At March 31, 2001 and 2000, the Company has U.S. federal net operating loss carryforwards of approximately $29,334,000 and $5,429,000, respectively, that may be used against future U.S. taxable income until they expire between the years March 31, 2012 and March 31, 2020. The Company had a U.S. foreign tax credit carryforward of approximately $25,306 USD that expires between the years March 31, 2001 and March 31, 2006.

         The tax benefit recognized related to discontinued operations of $23,671 for the year ended March 31, 2000, results from the net operating losses.


NOTE 13.   REGULATORY REQUIREMENTS

         Global Capital Securities Corporation is subject to various securities, commodities and banking regulations, and capital adequacy requirements promulgated by the regulatory and exchange authorities. It has consistently operated in excess of its local capital adequacy requirements.

         Global Capital Securities Corporation, a subsidiary, is a registered broker-dealer and, accordingly, is subject to Rule 15c3-1 of the Securities Exchange Act of 1934, as amended (the "net

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000


capital rule"). Pursuant to the net capital provisions, Global Capital Securities Corporation is required to maintain a minimum net capital, as defined under such provisions. At March 31, 2001, the net capital of Global Capital Securities Corporation of $535,000 exceeded the minimum requirement by $285,000.

         The regulatory rules referred to above may restrict the Company's ability to withdraw capital from its regulated subsidiary, which in turn could restrict the Company's payment of cash dividends and advances.

NOTE 14.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

         The Company's customer activities, through its clearing agencies, involve the execution, settlement and financing of various customer securities transactions. These transactions may expose the Company to off-balance sheet risk in the event that customers are unable to fulfill their contractual obligations. In the event the customers fail to satisfy their obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices in order to fulfill the customers' obligations.

         The Company has sold securities that it does not own and it will, therefore, be obligated to purchase such securities at a future date. The Company has recorded this obligation in the financial statements at the market value or fair value of such securities. The Company may incur a loss if the market value of the securities increases subsequent to March 31, 2001.

         The Company bears the risk of financial failure by its clearing agencies. If the clearing agencies should cease doing business, the amounts due to the Company from these agencies could be subject to forfeiture.

NOTE 15.   CONTINGENCIES

         LEE SCHLESSMAN ET AL V. GLOBAL CAPITAL PARTNERS, INC. AND EBI SECURITIES CORPORATION, Denver County District Court, Colorado, Case No. 00 CV 1795. Plaintiffs commenced this action in April 2000, alleging that we unlawfully prepaid $1,350,000 of convertible secured promissory notes without affording the Plaintiffs the right to convert the notes into common stock. The notes were issued in March 1999, and entitled the holders to convert at a price of $5.75. We filed a registration statement covering the conversion, which was declared effective in August of 1999. In February 2000, we inquired as to whether the holders intended to convert. When it was learned that they were not intending to convert, we prepaid the notes pursuant to their terms, thereby extinguishing the conversion privilege. The Noteholders have sued both Global Capital Partners, Inc. and EBI Securities Corporation, claiming that they have suffered damages as a result of not being entitled to convert and sell the common stock issued upon conversion. We have not yet answered the complaint. The Company filed a motion to compel arbitration which was granted. As of March 31, 2001, no arbitration claim has been made. The Company believes that it has meritorious defenses and intends to vigorously defend against the plaintiffs' claims.

         The Company is involved in a number of judicial, regulatory and arbitration proceedings (including those described above and actions that have been separately described in previous filings) concerning matters arising in connection with the conduct of its businesses. Some of the actions have been brought on behalf of various classes of claimants and seek damages of material and indeterminate amounts. Management believes, based on currently available information and advice of counsel, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the Company's

                          GLOBAL CAPITAL PARTNERS, INC.
                            (A DELAWARE CORPORATION)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED MARCH 31, 2001 AND 2000



financial condition but might be material to operating results for any particular period, depending, in part, upon the operating results for such period. For the years ended March 31, 2001 and 2000, the Company had accrued $946,000 and $620,000, respectively related to outstanding litigation.

NOTE 16. RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The effective date of SFAS No. 133 was deferred by the issuance of SFAS No. 137. SFAS No. 133 was then further amended by SFAS No. 138. The deferred effective date of SFAS No. 133 is for fiscal years beginning after June 15, 2000. The Company will adopt SFAS No. 133 as amended by SFAS No. 138 effective with the fiscal year beginning April 1, 2001.

NOTE 17.  SUBSEQUENT EVENT

         In June 2001, the Company sold in a private placement to accredited investors an aggregate of 3,125,000 units, with each unit consisting of one share of the Company's common stock and a warrant to purchase one share of common stock at an exercise price of $0.77 per share. The per unit purchase price was $0.64, resulting in proceeds to the Company of $2,000,000, less offering costs of approximately $150,000. The Company intends to use the net proceed from this offering to strengthen its balance sheet and for general working capital.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None.

                                    PART III

ITEM 9. DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF HE EXCHANGE ACT

DIRECTORS AND EXECUTIVE OFFICERS

         Our executive officers and directors, and their respective ages and positions as of March 31, 2001, are set forth below:

NAME                           AGE                   POSITION
----                           ---                   --------
Martin A. Sumichrast           34       Chairman of the Board, Chief Executive
                                        Officer and President
Kevin D. McNeil                41       Executive Vice President, Secretary,
                                        Treasurer and Chief Financial Officer
Dr. Lawrence Chimerine         61       Director
Frank Devine                   57       Director
Paul F. McCurdy                40       Director
Michael Sumichrast, Ph.D.      80       Director


         Messrs. Martin Sumichrast and Devine are Class III Directors, each to serve until the 2001 annual meeting of stockholders. Dr. Chimerine is a Class I Director, to serve until the 2002 annual meeting of stockholders. Messrs. McCurdy and Michael Sumichrast, Ph.D. are Class II Directors, each to serve until the 2003 annual meeting of stockholders. There are no family relationships among any of our officers and directors except that Michael Sumichrast, Ph.D. and Martin A. Sumichrast are father and son, respectively.

         MARTIN A. SUMICHRAST, 34, has served as our Chairman of the Board, Chief Executive Officer and President since December 1998 and as a director since our inception in 1993. Mr. Sumichrast is a founder of GCAP and was formerly Secretary, Executive Vice President and Chief Financial Officer and Vice Chairman.

         KEVIN D. MCNEIL, 41, has served as our Executive Vice President and Secretary since December 1998, as Treasurer and Chief Financial Officer since March 1997 and as comptroller since August 1996. From 1994 to 1996, Mr. McNeil served as a supervising auditor for Pannell Kerr Forster PC, an international accounting firm. From 1990 until 1994, Mr. McNeil served as a supervising auditor for Schoenadel, Marginot & Company, CPAs, a Washington D.C. regional accounting firm. Mr. McNeil is a member of the American Institute of Certified Public Accountants, the Virginia Society of Certified Public Accountants and the Internal Auditors Division of the Securities Industry Association.

         DR. LAWRENCE CHIMERINE, 61, has served as a director since February 1999. Dr. Chimerine has been Managing Director and Chief Economist at the Economic Strategy Institute since 1993. Since 1991, Dr. Chimerine has also served as President of Radnor International Consulting, Inc., an international consulting firm. Dr. Chimerine is also a director of Bank United Corp., Outsource International, Inc. and Sanchez Computer Associates, Inc.

         FRANK DEVINE, 57, has served as a director since July 2000. Mr. Devine also serves as a business consultant for various entities. He has founded or co-founded Bachmann-Devine, Incorporated, a venture capital firm, and Shapiro, Devine & Craparo, Inc., a manufacturers' agency serving the retail industry, and serves on the boards of directors of these companies. Since December 1994, Mr. Devine has served as a member of the board of directors of Salton, Inc. (NYSE:SFP), a publicly owned corporation that markets and sells electrical appliances to the retail trade under various brand names, and of SAFLINK Corporation, a publicly owned software security company.

         PAUL F. MCCURDY, 40, has served as a director since July 2000. Mr. McCurdy is a partner in the law firm of Kelley Drye & Warren LLP. Mr. McCurdy joined Kelley Drye & Warren LLP in 1987 and concentrates his practice in broker-dealer regulation, securities law, business organizations and arbitration.

         MICHAEL SUMICHRAST, PH.D., 80, has served as a director since 1993, and as our Chairman of the Board from our inception in 1993 until March 1997. From 1990 to 1994, Dr. Sumichrast served as Chairman of the Board of Sumichrast Publications, Inc., a real estate publication located in Rockville, Maryland, and as an economic adviser and representative of various international American companies. From 1963 to 1990, Dr. Sumichrast was the senior vice president and chief economist of the National Association of Home Builders, a home builders professional association.

DIRECTOR COMPENSATION

         In April 1999, our board of directors adopted a company policy that eliminated all cash payments for services on the board and attendance at board meeting and established a program to grant to our non-employee directors 7,500 shares of restricted stock at the time he or she joins the board and 5,000 options annually pursuant to our 1996 Stock Option Plan. We granted 7,500 shares of restricted stock and an option to purchase 5,000 shares of our common stock to each of Dr. Chimerine and Michael Sumichrast at the time the policy was adopted in April 1999. During fiscal 2000, each of our non-employee directors waived such fees for the fiscal year ended March 31, 2000. In November 2000, the board amended the policy to eliminate the grant of restricted stock to non-employee directors upon election to the board. Instead, all non-employees directors will be granted annually 10,000 shares of restricted stock and options to purchase 10,000 shares of common stock at an exercise price equal to the fair market value on the date of grant. These options will vest on the first anniversary of the date of grant.



SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10 percent of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership and to furnish us with copies of such filed reports. Based solely on a review of the copies of these reports received by us, or written representations from certain reporting persons, we believe that during fiscal 2001, all such reports were timely filed, except that one report in respect of one transaction was filed late by Martin A. Sumichrast.

ITEM 10. EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding the compensation paid by us to each of our executive officers for the fiscal years ended March 31, 2001, 2000 and 1999.


                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                                 COMPENSATION
                                                                                                    AWARDS
                                                                                              -----------------
                                                              ANNUAL COMPENSATION                SECURITIES
                                                        ----------------------------             UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR             SALARY              BONUS               OPTIONS/(#)
---------------------------             ----             ------              -----            -----------------
Martin A. Sumichrast                    2001            $240,000           $ 20,000                     --
 Chairman, Chief Executive              2000            $240,000           $120,000                     --
  Officer and President                 1999            $175,000           $     --                 75,000

Kevin D. McNeil                         2001            $120,000                 --                     --
 Executive Vice President               2000            $120,000           $  5,000                     --
 Secretary, Treasurer and Chief         1999            $ 75,000           $ 25,000                 50,000
 Financial Officer



EMPLOYMENT AGREEMENTS

         Effective as of January 1, 1999, we entered into an employment agreement with Martin A. Sumichrast which will expire on December 31, 2004, and will renew for a period of five years following the expiration date, unless contrary notice is given by either party. We also entered into an employment agreement, effective as of January 1, 1999, with Mr. McNeil, which will expire on December 31, 2002, unless contrary notice is given by either party. The annual salaries for Mr. Sumichrast and Mr. McNeil were initially fixed at $240,000 and $120,000, respectively, with such subsequent increases in salary during the term of their respective agreements as may be determined by our board of directors. Messrs. Sumichrast and McNeil are each eligible to receive a quarterly performance bonus of up to 1 percent and 1/4 of 1 percent, respectively, of total revenue of GCAP in excess of $6,000,000 per quarter. As an inducement for entering into each of their respective employment agreements, we agreed to sell 200,000 shares and 50,000 shares at $3.50 and $3.00 per share of our common stock, respectively, to Mr. Sumichrast and Mr. McNeil, in exchange for each of Messrs. Sumichrast and McNeil issuing to us a promissory note in the amount of $700,000 and $150,000, respectively, each bearing interest at an annual rate of 7 percent, and expiring on January 1, 2004 and January 1, 2002, respectively.

         Each employment agreement provides, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in employee benefits applicable to our employees and executives, as well as for the use of an automobile and other fringe benefits commensurate with their duties and responsibilities and for benefits in the event of disability. Pursuant to each such employment agreement, employment may be terminated by us with cause or by the executive with or without good reason. Termination by us without cause or by the executive for good reason would subject us to liability for liquidated damages in an amount equal to the current salary of the terminated executive as of the date of termination and a pro rata portion of his prior year's bonus for the remaining term of the agreement, payable in equal monthly installments, without any set-off for compensation received from any new employment. In addition, the terminated executive would be entitled to continue to participate in and accrue benefits under all employee benefit plans and to receive supplemental retirement benefits to replace benefits under any qualified plan for the remaining term of the agreement to the extent permitted by law.

         Under the employment agreements, we are obligated to purchase insurance policies on the lives of Messrs. Sumichrast and McNeil. We will pay the premiums on these policies and would, upon the death of the employee, receive an amount equal to the premiums paid under the policy and the remaining proceeds would be paid to the employee's designated beneficiary. Additionally, we have a $l million key-person life insurance policy on Mr. Sumichrast and a $500,000 key-person life insurance policy on Mr. McNeil, in each case with us as the beneficiary.

OPTION GRANTS

         During the fiscal year ended March 31, 2001, there were no grants to either of our executive officers.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information concerning option holdings as of March 31, 2001 by each of our executive officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                                    VALUE        OPTIONS AT FY-END (#)          AT FY-END($)
                              SHARES ACQUIRED     REALIZED            EXERCISABLE/              EXERCISABLE/
           NAME               ON EXERCISE (#)        ($)             UNEXERCISABLE             UNEXERCISABLE
---------------------------- ------------------ -------------- --------------------------- -----------------------

Martin A. Sumichrast                 -                -                 75,000/0                     -
Kevin D. McNeil                      -                -                 50,000/0                     -


ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 25, 2001 by

          o each person we know to be the beneficial owner of at least 5% of our common stock,

          o    each of our executive officers and directors, and

          o    all of our executive officers and directors as a group.

Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares as beneficially owned by them.



       BENEFICIAL OWNER (1)                 POSITION(S) HELD                   NUMBER OF         PERCENTAGE OF
                                                                             SHARES OWNED        COMMON STOCK
  ------------------------------- -------------------------------------  ---------------------- ----------------

  Martin A. Sumichrast (2)        Chairman of the Board, President,             3,085,000              21.4%
                                  Chief Executive Officer and Director

  Kevin D. McNeil (3)             Executive Vice President,                       600,078               4.3%
                                  Secretary, Treasurer and Chief
                                  Financial Officer

  Dr. Lawrence Chimerine (4)      Director                                         32,500                *

  Michael Sumichrast, Ph.D. (4)   Director                                         29,700                *

  Paul F. McCurdy (5)             Director                                         15,000                *

  Frank Devine (5)                Director                                         15,000                *

  Reid Breitman (6)                                                             1,967,500              14.3%

  General Partners Beteiligungs                                                 1,128,500               8.2%
  AG

  125511 Canada Inc. and David                                                    781,250               5.7%
  Geller (7)

  Entities affiliated with                                                        781,250               5.7%
  Michael Zunenshine (8)

  All Executive Officers and                                                    3,777,278              26.0 %
  Directors as a Group (6
  persons)


----------------------
*        Less than 1 percent.
(1) Except as otherwise noted, the address for all stockholders listed above is c/o Global Capital
         Partners Inc., 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210.
(2) Includes (i) 300,000 shares of common stock and warrants to purchase 400,000 shares of common stock owned by Belle Holdings, Inc., a Nevada corporation owned by members of Mr. Sumichrast's immediate family, (ii) 75,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date, (iii) 150,000 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date, and (iv) 1,960,000 shares of common stock as to which Mr. Sumichrast has shared voting power. Mr. Sumichrast disclaims beneficial ownership of the shares and warrants owned by Belle Holdings and the 1,960,000 shares as to which he has shared voting power.
(3) Includes 50,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date and 57,583 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date.
(4) Includes 10,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(5) Includes 5,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(6) Includes 1,960,000 shares of common stock indirectly owned through Corona Corp., a corporation of which Mr. Breitman is sole stockholder, director and officer.
(7) Based on information contained in Schedule 13G filed jointly by 125511 Canada Inc. and David Geller on June 12, 2001. 125511 Canada Inc. and David Geller have shared voting and dispositive power with respect to all 781,250 shares. The principal business address of 125511 Canada Inc. and David Geller is 78 Lynwood Avenue, Unit 2, Toronto,
         Ontario M441K4.
(8) Based on information contained in Schedule 13G filed jointly by Bellcourt Investments Inc., Beaufort Inc. and Michael Zunenshine. Bellcourt Investments has shared voting and dispositive power with respect to 625,000 shares, Beaufort has shared voting and dispositive power with respect to 156,250 shares and Michael Zunenshine has shared voting and dispositive power with respect to all 781,250 shares. The principal business address of Bellcourt Investments, Beaufort and Michael Zunenshine is 6500 Trans Canada Highway, Suite 210, St. Laurent, Quebec H4T1X4.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the fiscal year ended March 31, 2001, we engaged the law firm of Kelley Drye & Warren LLP. Paul F. McCurdy, one of our directors, is a partner of that firm.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

         EXHIBITS:

         The following exhibits are filed as a part of this Report:

  EXHIBIT NO.                              DESCRIPTION
  -----------                              -----------

    3.1 Certificate of Incorporation, as amended (incorporated by reference to Global Capital Partners Inc. (formerly, Eastbrokers International Incorporated) Form 10-QSB for the quarter ended December 31, 1996).

    3.2 Bylaws, as amended (incorporated by reference to Global Capital Partners Inc. (formerly, Eastbrokers International Incorporated) Form 10-QSB for the greater ended June 30, 1996).

    4.1 Specimen copy of Common Stock Certificate, Form of Class A Warrant Agreement, Form of Class B Warrant Agreement, and Form of Warrant Agreement (incorporated by reference to Global Capital Partners Inc. (formerly, Eastbrokers International Incorporated) Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (No. 33-89544).

    10.1 Employment Agreement between Eastbrokers International Incorporated and Martin A. Sumichrast effective as of December 31, 1998 (incorporated by reference to Global Capital Partners Inc. (formerly, Eastbrokers International Incorporated) Registration Statement on Form SB-2 (File No. 333-72359)).

    10.2 Employment Agreement between Eastbrokers International Incorporated and Kevin McNeil effective as of December 31, 1998 (incorporated by reference to Global Capital Partners Inc. (formerly, Eastbrokers International Incorporated) Registration Statement on Form SB-2 (File No. 333-72359)).

    10.3 The 1996 Stock Option Plan of Global Capital Partners Inc. (formerly, Eastbrokers International Incorporated) (incorporated by reference to Eastbrokers International Incorporated' Quarterly Report on Form 10-QSB for the nine months ended December 31,
               1996).

    10.4 Consulting Agreement between Michael Sumichrast, Ph.D. and Global Capital Partners Inc. (formerly, Eastbrokers International Incorporated) dated April 1, 1997, incorporated by reference to Global Capital Partners Inc. Form 10-KSB for the year ended
               March 31, 1997.

    21.1*      Subsidiaries of Global Capital Partners Inc.

    23.1*      Independent Auditors' Consent.


----------------
*Filed herewith.


         REPORTS ON FORM 8-K

         On March 20, 2001, we filed a Form 8-K dated March 7, 2001 reporting in
Item 5 thereof our conversion of a portion of a convertible debenture of MoneyZone.com held by us into an aggregate of 8,448,990 shares of MoneyZone.com common stock.

                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                       GLOBAL CAPITAL PARTNERS INC.
                               (Registrant)

By:                     /s/Martin A. Sumichrast                    June 29, 2001
   -----------------------------------------------------------     -------------
                           Martin A. Sumichrast                        Date
         Chairman, President, Chief Executive Officer and Director


         In accordance with the Exchange Act, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                           /s/ Martin A. Sumichrast                June 29, 2001
--------------------------------------------------------------     -------------
                           Martin A. Sumichrast                        Date
         Chairman, President, Chief Executive Officer and Director


                           /s/ Kevin D. Mcneil                     June 29, 2001
--------------------------------------------------------------     -------------
                              Kevin D. McNeil                          Date
                   Executive Vice President, Treasurer,
                   Chief Financial Officer and Secretary
               (Principal Financial and Accounting Officer)


                         /s/ Lawrence Chimerine                    June 29, 2001
--------------------------------------------------------------     -------------
                         Lawrence Chimerine, Ph.D.                     Date
                                 Director


                           /s/ Frank Devine                        June 29, 2001
--------------------------------------------------------------     -------------
                               Frank Devine                            Date
                                 Director


                           /s/ Paul F. McCurdy                     June 29, 2001
--------------------------------------------------------------     -------------
                              Paul F. McCurdy                          Date
                                 Director


                           /s/ Michael Sumichrast                  June 29, 2001
--------------------------------------------------------------     -------------
                         Michael Sumichrast, Ph.D.                     Date
                                 Director

                                      INDEX TO EXHIBITS



      EXHIBIT NO.                                       DESCRIPTION                              PAGE
      -----------                                       -----------                              ----

          3.1            Certificate  of  Incorporation,  as amended  (incorporated  by  reference to
                         Global  Capital  Partners   Inc.   (formerly,   Eastbrokers   International
                         Incorporated) Form 10-QSB for the quarter ended December 31, 1996).
          3.2            Bylaws,  as amended  (incorporated by reference to Global Capital  Partners
                         Inc. (formerly,  Eastbrokers International Incorporated) Form 10-QSB for the
                         greater ended June 30, 1996).
          4.1            Specimen  copy  of  Common  Stock  Certificate,  Form  of  Class  A  Warrant
                         Agreement,  Form of Class B Warrant Agreement, and Form of Warrant Agreement
                         (incorporated  by  reference to Global  Capital  Partners  Inc.  (formerly,
                         Eastbrokers International  Incorporated)  Registration Statement on Form S-1
                         as filed with the Securities and Exchange Commission  (No. 33-89544).
         10.1            Employment  Agreement  between  Eastbrokers  International  Incorporated and
                         Martin A.  Sumichrast  effective  as of December 31, 1998  (incorporated  by
                         reference  to  Global  Capital   Partners   Inc.   (formerly,   Eastbrokers
                         International  Incorporated)  Registration  Statement on Form SB-2 (File No.
                         333-72359)).
         10.2            Employment  Agreement  between  Eastbrokers  International  Incorporated and
                         Kevin McNeil  effective as of December 31, 1998  (incorporated  by reference to  Global  Capital  Partners  Inc.  (formerly,  Eastbrokers  International
                         Incorporated) Registration Statement on Form SB-2 (File No. 333-72359)).
         10.3            The 1996 Stock  Option  Plan of Global  Capital  Partners  Inc.  (formerly,
                         Eastbrokers  International   Incorporated)  (incorporated  by  reference  to
                         Eastbrokers International  Incorporated' Quarterly Report on Form 10-QSB for
                         the nine months ended December 31, 1996).
         10.4            Consulting  Agreement between Michael  Sumichrast,  Ph.D. and Global Capital
                         Partners  Inc.  (formerly,  Eastbrokers  International  Incorporated) dated
                         April 1, 1997,  incorporated by reference to Global Capital  Partners  Inc.
                         Form 10-KSB for the year ended March 31, 1997.
         21.1*           Subsidiaries of Global Capital Partners Inc.
         23.1*           Independent Auditors' Consent.




     ----------------
     *Filed herewith.